UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

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ICO, INC.
(Name of Registrant as Specified in its Charter)

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1811 BERING DRIVE, SUITE 200
HOUSTON, TEXAS 77057

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MARCH 9, 2009

The 2009 Annual Meeting of Shareholders of ICO, Inc. (the “Company”) will be held at the Doubletree Guest Suites Houston located at 5353 Westheimer Road, Houston, Texas 77056, on Monday, March 9, 2009, beginning at 10:00 a.m., Central Standard Time, for the following purposes:

1.
To elect three Class III Directors to serve on the Board of Directors of the Company until the Company’s 2012 Annual Meeting of Shareholders, and until their successors are elected and qualified or until their earlier resignation or removal;

2.
To consider and act upon a proposal to approve the amendment to the Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder from 1,960,000 to 2,310,000 shares;

3.
To consider and act upon a proposal to approve the amendment to the 2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. to increase the number of shares of common stock issuable thereunder from 410,000 to 560,000 shares;

4.
To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009; and

5.	To transact such other business that may properly come before the annual meeting and any adjournment or postponement thereof.

Only holders of shares of common stock of record on the books of the Company at the close of business on January 13, 2009 will be entitled to vote at the annual meeting or any adjournment thereof. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the annual meeting.

Whether or not you intend to be present at the annual meeting, we urge you to complete, date, sign and return the accompanying proxy at your earliest convenience.  A reply envelope is provided for this purpose, which needs no postage if mailed in the United States.  Alternatively, certain shareholders may authorize their proxy or direct their vote by telephone or the Internet as described in the enclosed Proxy Statement.  See “Voting of Proxies” on page 1 of the Proxy Statement for more information.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL
 MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MARCH 9, 2009

Under new rules promulgated by the Securities and Exchange Commission, the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.  You may access the following information as of the date the proxy materials are first sent our shareholders at www.edocumentview.com/ICOC, which does not have “cookies” that identify visitors to the site:

•	Notice of 2009 Annual Meeting of Shareholders to be held on Monday, March 9, 2009;

•	Proxy Statement for 2009 Annual Meeting of Shareholders to be held on Monday, March, 9, 2009; and

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

By Order of the Board of Directors

/s/ Gregory T. Barmore	/s/ A. John Knapp, Jr.
Gregory T. Barmore	A. John Knapp, Jr.
Chairman of the Board	President and Chief Executive Officer

Houston, Texas
January 23, 2009

ICO, INC.

1811 BERING DRIVE, SUITE 200
HOUSTON, TEXAS 77057
(713) 351-4100

PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, MARCH 9, 2009

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of ICO, Inc. (the “Company”) for use at the 2009 Annual Meeting of Shareholders to be held on Monday, March 9, 2009, beginning at 10:00 a.m., Central Standard Time, at the Doubletree Guest Suites Houston located at 5353 Westheimer Road, Houston, Texas 77056, and at any adjournment(s) or postponement(s) of the annual meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2009 Annual Meeting of Shareholders.  The approximate date on which this Proxy Statement, the Notice of 2009 Annual Meeting of Shareholders and the enclosed form of proxy are first being sent to shareholders is January 28, 2009.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

Voting of Proxies

Shares of our common stock represented at the annual meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained in such proxy.  If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented by the proxy in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth in this Proxy Statement.

Our Board of Directors knows of no other matters to be presented at the annual meeting.  If any other matter should be presented at the annual meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by our Board of Directors may be voted with respect to such other matters in accordance with the judgment of the proxies.  The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by us in accordance with our Amended and Restated Bylaws.

You may submit your proxy by mail (in the enclosed postage-prepaid envelope).  In addition, certain shareholders may also submit their proxies by telephone or the Internet, as described below.  Please note that the following procedures are not available to all shareholders.  The procedures applicable to your shares may differ depending on whether you hold your shares of record, in the Company’s 401(k) plan or in a brokerage account.

If your shares (including restricted shares) are registered in your name with Computershare Trust Company, N.A., our transfer agent and registrar (“Computershare”), or your shares are held in the Company’s 401(k) plan, you may authorize a proxy for or vote such shares by telephone or the Internet:

•
Telephone:  You may authorize a proxy for or vote your shares by telephone by calling toll-free 1 (800) 652-VOTE (8683) within the United States, Canada and Puerto Rico at any time on a touch tone telephone and following the instructions provided on the recorded message.  There is no charge to you for the telephone call.

•	Internet: You may authorize a proxy for or vote your shares via the Internet by accessing www.envisionreports.com/ICOC and following the steps outlined on the secured website.

If your shares are registered in your name with Computershare or your shares are held in the Company’s 401(k) plan, proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on March 9, 2009.

Please note that if your shares are held in a brokerage account, the availability of voting by telephone or the Internet will depend upon the voting processes of your broker.  Therefore, you should either contact your broker directly and/or follow the voting procedures in the materials you receive from your broker.  If your broker permits voting by telephone or the Internet, the submission of your proxy by such means will not affect your right to revoke such proxy as described below.  If your shares are not held in a brokerage account, you must submit your proxy by mail, telephone, the Internet or vote in person at the annual meeting.

The submission of your proxy by telephone or the Internet will not affect your right to revoke such proxy as described below or to vote in person if you decide to attend the annual meeting.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised by (i) submitting to our Corporate Secretary a duly executed proxy bearing a later date, (ii) delivering to our Corporate Secretary a written notice of revocation, (iii) submitting a revised proxy by telephone or the Internet as described above or (iv) attending the annual meeting and voting in person.  All written notices of revocation and other communications to the Company with respect to the revocation of proxies should be sent to: ICO Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention: Corporate Secretary.  Any shareholder whose shares are registered in his or her name with Computershare or whose shares are held in a brokerage account must contact his or her broker or Computershare, as applicable, to revoke his or her proxy.

Solicitation of Proxies

The solicitation of proxies on behalf of our Board of Directors may be conducted by mail, in person or by telephone, by email or by facsimile communication.  Our officers and employees may solicit proxies, but they will not receive additional compensation for such services.  The cost of preparing, assembling and mailing the proxy materials will be borne by the Company.  In addition, upon request, we will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock.

Annual Report

Our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2008, which was filed with the Securities and Exchange Commission (“SEC”) on December 10, 2008, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of our common stock on the books of the Company at the close of business on January 13, 2009 (the “Record Date”) are entitled to notice of and to vote at the annual meeting and any adjournments or postponements.  As of January 13, 2009, there were 27,560,092 shares of our common stock outstanding, which is the only outstanding class of voting securities of the Company.  A majority of the outstanding shares of common stock must be represented at the annual meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.  Each holder of common stock shall have one vote for each share of common stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy.  Accordingly, the three Class III nominees receiving the greatest number of votes cast by the holders of our common stock will be elected.  There will be no cumulative voting in the election of directors.  A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.  A broker non-vote occurs when a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions from its customer with respect to a particular matter.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock represented at the annual meeting is required to approve the amendment to the Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan (the “2007 Employee Plan”), the amendment to the 2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan”) and to ratify the appointment of the independent registered public accounting firm.  The proposals to approve the amendment of the 2007 Employee Plan and the amendment of the Director Plan are “non-discretionary” items, meaning that brokers who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers.  Abstentions and broker non-votes will not count as votes for or against the proposals and will not be included in calculating the number of votes necessary for the approval of such matters.

Any other matters that come before the annual meeting will be decided by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, and voted for or against the matter.  Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

If you have any questions, or need any assistance in voting your shares, please call our Corporate Secretary at (713) 351-4100.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors.  In accordance with our Amended and Restated Bylaws, members of our Board of Directors are divided into three classes:  Class I, Class II and Class III.  The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election.  The term of office of the current Class III directors expires at the annual meeting.  The terms of the current Class I and Class II directors expire at the annual meeting of shareholders in 2010 and 2011, respectively.

Our Board of Directors has approved the nominations of Eric O. English, David E. K. Frischkorn, Jr. and Max W. Kloesel to fill the three expiring Class III director positions.  Messrs. English, Frischkorn and Kloesel currently serve as Class III directors.  If elected at the annual meeting, the three Class III director nominees will serve until the annual meeting of shareholders in 2012.

If the three nominees for Class III director are elected at the annual meeting, the composition of our Board of Directors will be three Class I directors, three Class II directors and three Class III directors.

The three Class III director nominees receiving the greatest number of affirmative votes duly cast at the annual meeting will be elected.  Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees.  If the authority to vote for the election of directors is withheld as to one or more, but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.  All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors.  A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

The Board of Directors has determined that two of the three director nominees, Messrs. English and Frischkorn, are “independent” as that term is defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market.

Nominees for Election

The following table sets forth the name, age and positions with the Company of each nominee for election as a director of the Company:

Name	Age	Position with the Company

Eric O. English	50	Class III Director
David E. K. Frischkorn, Jr.	57	Class III Director
Max W. Kloesel	68	Class III Director and Senior Vice President of Bayshore Industrial (a division of the Company)

Eric O. English.  Mr. English was first elected as a Class III director in June 2004 and is the Chairman of the Governance and Nominating Committee and a member of the Compensation Committee.  Mr. English has been a partner with Resolution Strategies LLP (formerly Resolution Counsel L.L.P.), a boutique legal firm specializing in the resolution of significant business disputes, since September 2003.  Mr. English served as the Senior Vice President of Legal Affairs for Hollywood Entertainment Corporation, a movie and video game rental entertainment company, from August 1999 to August 2004.

David E. K. Frischkorn, Jr.  Mr. Frischkorn was first elected as a Class III director in March 2002 and is the Chairman of the Compensation Committee and a member of the Audit Committee.  Mr. Frischkorn has been the Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, since November 2004.  Mr. Frischkorn was previously a Managing Director of the Energy Group of Jefferies & Co., an investment bank, from August 1996 to February 2003.

Max W. Kloesel.  Mr. Kloesel was elected by the Board of Directors as a Class III director in January 2008 to fill the vacancy created by the resignation of Jon C. Biro, a Class III director who resigned from the Board on January 11, 2008.  Mr. Kloesel is a Senior Vice President of Bayshore Industrial, a division of the Company.  Mr. Kloesel has been with Bayshore Industrial since August 1983.  Prior to his employment with Bayshore Industrial, Mr. Kloesel held positions at Southwest Chemical Services (now a division of PolyOne Corporation) and The Dow Chemical Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Continuing Directors and Executive Officers

The following table sets forth certain information with respect to the Company’s Class I and Class II directors, whose terms of office do not expire at the annual meeting, and certain executive officers of the Company and its subsidiaries:

Name	Age	Position with the Company

Directors:

Gregory T. Barmore	67	Class I Director and Chairman of the Board
Eugene R. Allspach	61	Class I Director
A. John Knapp, Jr.	57	Class I Director and President and Chief Executive Officer
Daniel R. Gaubert	59	Class II Director
Kumar Shah	60	Class II Director
Warren W. Wilder	51	Class II Director

Executive Officers who are not also Directors:

Stephen E. Barkmann	49	President of the Company’s Bayshore Industrial division
Derek R. Bristow	48	President of the Company’s ICO Europe division
Donald E. Parsons	38	President of the Company’s ICO Polymers North America division
Charlotte Fischer Ewart	41	General Counsel and Secretary
Bradley T. Leuschner	37	Chief Financial Officer and Treasurer

Directors

    Eugene R. Allspach.  Mr. Allspach was elected by the Board of Directors as a Class I director in October 2008 to fill the vacancy created by the resignation of Phillip D. Ashkettle, who resigned from the Board effective August 27, 2008. Mr. Allspach is a member of the Compensation Committee and the Governance and Nominating Committee. He has been the President of E. R. Allspach & Associates, LLC, which provides consulting services for new business development activities in the petrochemical industry, since 2003. He also is the President of Energy Capital Group Holdings, LLC, a gasification business development company, a post he has held since November 2007.  In addition, he serves as an advisory board member of Energy Capital Group Holdings, LLC and The Plaza Group, a petrochemical marketing company.  He previously served as President and Chief Operating Officer for Equistar Chemicals, L.P., a petrochemical company, from 1997 to 2002.  Mr. Allspach has more than 35 years of experience in executive management, business development, manufacturing, operations, marketing and process engineering.

Gregory T. Barmore.  Mr. Barmore has been Chairman of the Board since October 2005, and has served on the Board of Directors since June 2004.  He is a member of the Audit Committee and the Governance and Nominating Committee.  Mr. Barmore has served on the board of directors of NovaStar Financial, Inc., a specialty finance company, since 1996.  He also serves on the board of advisors of Thos. Moser Cabinetmakers (a privately held corporation).  In addition, Mr. Barmore serves on the board of trustees of The Maine Maritime Museum and The Maine Island Trail Association.  Mr. Barmore retired in 1997 as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held numerous executive level positions within the General Electric family of companies after commencing employment with GE in 1966.

A. John Knapp, Jr.  Mr. Knapp has been President and Chief Executive Officer of the Company since October 2005, and has served on the Company’s Board of Directors since April 2001.  He has also been President of Andover Group, Inc., a Houston-based private real estate investment and development company, for more than the past five years.  In addition, he has acted as a private investor in venture capital transactions for more than the past five years.  In October 2007, Mr. Knapp joined the board of directors of Eagle Geophysical, Inc., a private company that provides geophysical services, and currently serves as its Chairman.

Daniel R. Gaubert.  Mr. Gaubert was first elected to the Board of Directors in July 2006, and is Chairman of the Audit Committee.  Mr. Gaubert served as Chief Accounting Officer of Kellogg Brown and Root, an engineering, construction and services company (“KBR”), from May 2003 until May 2005, and served as a consultant to KBR until June 2006.  Prior to his employment with KBR, Mr. Gaubert served in various capacities at McDermott International Inc., an engineering and construction company, including as Chief Financial Officer, from 1996 to 2001.  Mr. Gaubert has over 30 years of experience in operational and corporate accounting, tax, finance and audit functions.

Kumar Shah.  Mr. Shah was first elected to the Board of Directors in March 2008 and is a member of the Audit Committee and the Governance and Nominating Committee. He is an independent advisor and consultant to private equity firms in the evaluation of mergers and acquisitions of specialty chemical companies.  He also serves on the board of directors of two privately-held companies:  Premium Molding, Inc., in the plastics blow molding business, and Theraject, Inc., in the business of developing drug delivery devices.  From 2005 to 2007, Mr. Shah provided exclusive independent advisory services to Bear Stearns Merchant Banking, an institutional private equity fund (now known as Irving Place Capital).  Mr. Shah was a Senior Vice President of Corporate and Business Development for Noveon International Corporation (now a division of Lubrizol), a producer of polymers and specialty additives, from 2001 to

2004.  Mr. Shah has over 28 years experience in management, strategic planning and business development in the chemicals industry.

Warren W. Wilder.  Mr. Wilder was first elected to the Board of Directors in July 2006 and is a member of the Compensation Committee.  He currently serves as the Managing Director of Titan Chemicals Corp. Bhd., a petrochemical company based in Kuala Lumpur, Malaysia.  Prior to joining Titan Chemicals Corp. Bhd. in July 2008, Mr. Wilder was Senior Vice President – Olefins for Westlake Chemical Corporation, a petrochemical and plastics company, from January 2000 to July 2008.

Executive Officers Who Are Not Also Directors

Stephen E. Barkmann.  Mr. Barkmann has been employed as the President of Bayshore Industrial since March 1999, after joining Bayshore Industrial as General Manager in June 1998.  In these capacities, Mr. Barkmann has had primary responsibility for the business operations and management of the Company’s Bayshore Industrial division, located in La Porte, Texas.

Derek R. Bristow.  Mr. Bristow has been employed as President of the Company’s ICO Europe division since May 2004.  In this capacity, he oversees the Company’s European division, which includes the Company’s French, Italian, British and Dutch operations.  In addition, Mr. Bristow has also served as Managing Director of the Company’s Italian subsidiary, ICO Polymers Italy S.r.l., since July 2003.  Mr. Bristow previously served as Marketing and Operations Manager of the Company’s New Zealand operating subsidiary from August 1998 to July 2003.

Donald E. (“Eric”) Parsons.  Mr. Parsons has been employed as President of the Company’s ICO Polymers North America division (“IPNA”) since December 2004.  In this capacity, he oversees the Company’s polymers processing facilities and businesses located in Fontana, California; East Chicago, Indiana; Allentown, Pennsylvania; Grand Junction, Tennessee; and China, Texas.  Mr. Parsons began his employment with IPNA in 1994.  Most recently, he served as IPNA’s Senior Vice President of Operations from October 2000 to December 2004, IPNA’s Eastern Regional Manager from July 1999 to October 2000 and the Plant Manager of IPNA’s New Jersey facility from December 1996 to July 1999.

Charlotte Fischer Ewart.  Ms. Ewart has been employed as General Counsel of the Company since June 2001, and in addition, as the Company’s Corporate Secretary since April 2002.  Ms. Ewart served as Associate General Counsel of the Company from August 1999 to June 2001.

Bradley T. Leuschner.  Mr. Leuschner, a certified public accountant, has been employed as the Chief Financial Officer and Treasurer of the Company since January 2008, after serving as the Company’s Chief Accounting Officer since April 2002.  From April 1999 to April 2002, Mr. Leuschner served as Senior Vice President and Controller of IPNA, after serving as Vice President and Controller of IPNA since September 1996.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Meetings of the Board of Directors

During the fiscal year ended September 30, 2008, the number of formal meetings of our Board of Directors and its committees was as follows:

Board of Directors/Committee	Number of Formal Meetings

Board of Directors	7
Audit Committee	6
Compensation Committee	3
Governance and Nominating Committee	3

Each of our committees also meets informally throughout the year and communicates via telephone conferences or other electronic means.  Each director attended all meetings of the Board of Directors and meetings of the committees on which he served, except that Messrs. Barmore, Kloesel and Shah each did not attend one Board of Directors meeting and John F. Gibson (whose service on the Board ended on March 11, 2008) did not attend two Board of Director meetings.  In addition, Mr. Shah did not attend one Governance and Nominating Committee meeting.  Other than the Chairman of the Board and the Chief Executive Officer, directors were not required to attend our 2008 annual meeting of shareholders.

The Chairman of the Board and the Chief Executive Officer plan to attend this year’s annual meeting, and local directors are encouraged, but are not required, to attend.

Committees of the Board of Directors

Our Board of Directors has established three standing committees:  an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.  Each committee is briefly described below:

Audit Committee.  The primary purpose of our Audit Committee is to provide independent and objective oversight with respect to the Company’s (i) financial reports and other financial information provided to shareholders and others, (ii) internal controls, (iii) audit, accounting and financial reporting processes generally and (iv) various key ethics and legal compliance policies and procedures.  The Audit Committee recommends to the Board of Directors the selection of our independent registered public accounting firm after considering such firm’s independence and performance.  The Audit Committee also pre-approves auditing services and permitted non-auditing services, including fees paid to the Company’s independent registered public accounting firm.  In addition, the Audit Committee reviews, in conjunction with our internal auditors, the internal audit organization and internal audit goals and plans of the Company.  The Audit Committee also discusses the findings and recommendations resulting from internal audits and any recommendations regarding enhancements to our internal audit functions.

Pursuant to the written charter of the Audit Committee, the Audit Committee must consist of at least three directors who meet the independence and experience requirements of the NASDAQ Marketplace Rules.  The members of the Audit Committee, Messrs. Barmore, Frischkorn, Gaubert and Shah, with Mr. Gaubert serving as Chairman, all satisfy the applicable independence requirements of the Exchange Act and NASDAQ Marketplace Rules.  Our Board of Directors has also determined that Messrs. Barmore, Gaubert and Frischkorn each have the requisite attributes of an “audit committee financial expert” as defined by SEC regulations.

Compensation Committee. The Compensation Committee is responsible for making recommendations to our Board of Directors with respect to the compensation of the Board and the compensation, benefits and other employment-related matters with regard to our Chief Executive Officer and our other executive officers.  The Compensation Committee has the authority to approve the material terms of employment and severance agreements with the Company’s executive officers, subject only to the requirement that the full Board of Directors must approve any provisions relating to the Chief Executive Officer’s compensation.  The Compensation Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters.  The Compensation Committee also administers the Company’s equity incentive plans under which awards may be made to our employees, and has the authority to make awards of stock options and restricted shares to our employees under such plans.

Pursuant to the written charter of the Compensation Committee, the Compensation Committee must consist of at least three directors who meet the independence requirements of the NASDAQ Marketplace Rules, federal securities laws and Section 162(m) of the Internal Revenue Code of 1986, as amended.  The members of the Compensation Committee, Messrs. Allspach, English, Frischkorn and Wilder, with Mr. Frischkorn serving as Chairman, all satisfy the applicable independence requirements.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for assisting our Board of Directors in identifying and evaluating qualified candidates to serve as nominees for directors and recommending such candidates to the Board, advising the Board about the appropriate composition of the Board and its committees, and assisting the Board in developing, reviewing, and implementing corporate governance practices.

Pursuant to the written charter of the Governance and Nominating Committee, the Governance and Nominating Committee must consist of at least three directors who meet the independence requirements of the NASDAQ Marketplace Rules. The members of the Governance and Nominating Committee, Messrs. Allspach, Barmore, English and Shah, with Mr. English serving as Chairman, all satisfy the applicable independence requirements of the Exchange Act and the NASDAQ Marketplace Rules.

Committee Charters

The Board of Directors has adopted charters for each of the Audit Committee, Compensation Committee and Governance and Nominating Committee, all of which charters are available on our website at www.icopolymers.com.  A copy of each of these charters may also be obtained at no charge by written request to the Company at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention:  Corporate Secretary.

Director Independence

During its review of director independence, the Board of Directors considered transactions and relationships between each of our directors and any member of his immediate family and the Company and its subsidiaries and affiliates.  The Board also considered whether there were any transactions or relationships between director and any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that each of the directors is “independent” as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

As a result of this review, our Board of Directors has determined that, except for A. John Knapp, Jr. and Max W. Kloesel, all directors satisfy the independence criteria of the NASDAQ Marketplace Rules.  The Board has also determined that none of these individuals has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director.

Messrs. Kloesel and Knapp are not independent directors because of their employment as Chief Executive Officer of the Company and Senior Vice President of Bayshore Industrial, respectively.

Director Nominees

The Governance and Nominating Committee’s responsibilities include assisting our Board of Directors by identifying individuals qualified to become Board members, and recommending director nominees to the Board for election at the annual meetings of shareholders or to fill vacancies.  From time-to-time throughout the year, candidates for non-employee director are recommended to the Governance and Nominating Committee by multiple sources, including our non-management directors, our Chief Executive Officer, our management and our shareholders.  The Governance and Nominating Committee evaluates all candidates based on the same criteria, including, among other factors: the person’s reputation, integrity and independence; the person’s skills and business, government, or other professional acumen, bearing in mind the current composition of the Board, and the current state of the Company and the industry generally at the time of determination; the number of other public companies for which the person serves as director; and the availability of the person’s time and commitment to the Company.  The current nominees for director, Eric O. English, David E. K. Frischkorn, Jr. and Max W. Kloesel, are standing members of the Board of Directors and were nominated by the Board at the recommendation of the Governance and Nominating Committee.  In the case of each director nominee, the Governance and Nominating Committee took into account, among other things, the director’s tenure as a member of the Board, and attendance at, contributions to and participation in meetings of the Board and its committees.

Shareholders seeking to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to our Corporate Secretary, 1811 Bering Drive, Suite 200, Houston, Texas 77057, and providing the recommended candidates’ names, biographical data and qualifications.  The Governance and Nominating Committee will consider all candidates submitted by shareholders within the time period set forth specified below “Date for Submission of Shareholder Proposals for 2010 Annual Meeting” on page 43.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to promote effective governance of the Company.  The Corporate Governance Guidelines are available on our website at www.icopolymers.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to us at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention:  Corporate Secretary.

Code of Business Ethics

We have adopted a Code of Business Ethics for all directors, officers and employees of the Company and its subsidiaries.  The Code of Business Ethics is available on our website at www.icopolymers.com.  Any waiver or material amendments to the Code of Business Ethics will be posted on our website, as required by the federal securities laws.  A copy of the Code of Business Ethics may also be obtained at no charge by writing to us at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention:  Corporate Secretary.

Shareholder Communications with the Board of Directors

We encourage shareholder communications with our Board of Directors, its committees and/or individual directors.  Written communications may be made to the Board, one of its committees and/or individual directors by delivering such communications to the intended addressee, in care of our Corporate Secretary, at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057. Communications submitted by shareholders will be reviewed by the Company to ensure they relate to the business of the Company. Communications determined not to relate to the business of the Company, or which are frivolous, offensive or otherwise inappropriate for consideration by the Board of Directors, will not be forwarded to the Board.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

We use a combination of cash and equity incentive compensation to attract and retain highly qualified individuals to serve as members of our Board of Directors. Directors who are also employees of the Company do not receive any additional compensation for their services on the Board.  The Compensation Committee periodically reviews non-employee director compensation and recommends changes (if appropriate) to the full Board of Directors.

Directors’ Fees

Our non-employee directors received the following cash compensation during the time period from January 1, 2007 to December 31, 2007:

•	An annual retainer in the amount of $20,000 paid quarterly;
•	A payment in the amount of $1,000 for attendance at each Board meeting; and
•	A payment in the amount of $1,000 for attendance at each formal committee meeting.

In addition, the Chairmen of the Audit, Compensation and Governance and Nominating Committees each received an additional annual retainer in the amount of $5,000, payable quarterly.  The Chairman of the Board also received an additional annual retainer in the amount of $10,000, payable quarterly, plus $1,000 per diem for each day the Chairman spent out of town on Company business and for which he did not receive a customary Board of Director meeting fee.

Effective January 1, 2008, the cash compensation received by our non-employee directors was adjusted as follows:

•	An annual retainer in the amount of $30,000 paid quarterly;
•	A payment in the amount of $1,500 for attendance at each Board meeting; and
•	A payment in the amount of $1,500 for attendance at each committee meeting.

In addition, effective as of January 1, 2008:  the Chairman of the Audit Committee receives an additional annual retainer in the amount of $20,000, payable quarterly.  The Chairmen of the Compensation Committee and the Governance and Nominating Committee each receive an additional annual retainer in the amount of $10,000, payable quarterly.  The Chairman of the Board receives an annual retainer in the amount of $25,000, payable quarterly.  The Chairman of the Board continues to receive an additional $1,000 per diem for each day he spends out of town on Company business and for which he does not receive a customary Board or committee meeting fee.

Any director who lives out of town from where a Board or committee meeting is held receives reimbursement of his travel expenses to attend such meetings.

Equity Incentive Plan for Non-Employee Directors

Each of our non-employee directors is a participant in the 2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan”).  A copy of the Director Plan (as proposed to be amended) is filed as Exhibit 10.2 to this Proxy Statement.  Under the Director Plan, our Board of Directors, acting as the committee that administers the

Director Plan, may award (i) stock options to purchase shares of our common stock and/or (ii) restricted shares of our common stock to a director based upon his achievement of certain performance and/or other measures.

Prior to our 2008 annual meeting of shareholders, stock options were the only awards available for issuance under the Director Plan.  At the 2008 annual meeting, our shareholders approved the amendment and restatement of the Director Plan to, among other things, allow for the award of restricted shares of common stock to our non-employee directors.  In addition, the amendments removed a provision from the Director Plan that had provided for “automatic” annual stock option awards to non-employee directors on the first business day after each annual meeting of our shareholders.  As a result of the amendment and restatement of the Director Plan, our Board of Directors adopted an informal policy of providing “periodic” awards of restricted shares as equity incentive compensation to each of our non-employee directors at or shortly after the time the director is elected to the Board.  The number of restricted shares so awarded is generally equal to the number of restricted shares having a “fair market value” (as defined in the Director Plan) on the date of grant equal to $30,000 for every year of service remaining in the director’s term as of the date of the director’s election.  For directors elected to a three-year term, therefore, the restricted share award will have a value of $90,000.  For directors elected to a term of less than three years (including directors appointed by the Board between annual meetings to fill a vacancy), the value and number of restricted shares will be pro-rated.  The vesting date for such restricted share awards is a date estimated to be approximately one month prior to the date when the director’s current term will expire.  If a director resigns prior to the end of his term or does not serve until the vesting date for any other reason, the award will be forfeited, except in the case of death of the director or other unusual circumstances as provided in the Director Plan.

Shortly after the election of our Class II directors at our 2008 annual meeting of shareholders, the following periodic awards of restricted shares of common stock were made on April 1, 2008 under the Director Plan, pursuant to the above-described informal policy: (i) Messrs. Barmore and McCord, each a Class I director having two years remaining in his term of office, were awarded 8,600 shares having a fair market value of $60,000 on the date of grant; (ii) Messrs. Gaubert, Shah, and Wilder, each a Class II director having three years remaining in his term of office, were awarded 12,900 shares having a fair market value of $90,000 on the date of grant; and (iii) Messrs. English and Frischkorn, each a Class III director having one year remaining in his term of office, were awarded 4,300 shares having a fair market value of $30,000 on the date of grant.  Mr. McCord resigned from the Board on May 9, 2008 and thereby forfeited his 8,600 restricted shares.  In the future, the Board intends to follow its informal policy of making periodic restricted share awards only at the outset of a director’s term rather than on an annual basis, except in unusual circumstances such as the discretionary award to the Chairman of the Board described below.

In addition to the periodic restricted share awards summarized above, the Board of Directors also approved a discretionary award on April 1, 2008 of 9,000 restricted shares to Mr.  Barmore, our Chairman of the Board, based on his exceptional contributions to the Company, and as a long-term incentive for his continued service to the Board.  This restricted share award vests on August 13, 2010, provided that Mr. Barmore continues to serve on the Board as of the vesting date.

Mr. Allspach received a periodic award of 10,900 restricted shares having a market value of $42,728  in connection with his election to the Board of Directors on October 22, 2008, which amount was pro-rated based on his election as a Class I director with a term ending in 2010.

The Director Plan also provides for discretionary stock option awards.  However, effective after the amendment to the Director Plan allowing for restricted share awards was approved by the Company’s shareholders in 2008, our Board of Directors adopted an informal policy of granting all equity incentive compensation under the Director Plan in the form of restricted shares only, in part because restricted share awards result in less dilution for our existing shareholders.  As of the date of this Proxy Statement, the Board has made only one discretionary award of stock options to a non-employee director.  On November 18, 2005, the Board approved an award of stock options to Mr. Barmore, the Chairman of the Board, to purchase 60,000 shares of common stock.  Mr. Barmore has exercised all 60,000 non-qualified stock options and continues to hold the shares resulting from the exercise.

Our Board of Directors has approved an amendment to the Director Plan that provide for an increase in the number of shares of common stock issuable under the Director Plan from 410,000 to 560,000 shares.  The proposed amendment to the Director Plan must be approved by our shareholders at the annual meeting in order to become effective.  For additional information, please refer to Proposal 3 herein.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for fiscal year 2008.

Director Compensation for 2008(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5) (6)	All Other Compensation ($)	Total ($)
Philip D. Ashkettle†	9,000	--	--	--	9,000
Gregory T. Barmore	61,750	26,289 (7)	676 (7)	--	88,715
Eric O. English	45,000	17,182 (9)	--	--	62,182
David E. K. Frischkorn, Jr.	46,500	17,182 (9)	--	--	63,682
Daniel R. Gaubert	52,500	13,564(10)	--	--	66,064
John F. Gibson†	10,500	--	--	--	10,500
Max W. Kloesel(11)	180,000	--	5,773(12)	7,332(13)	193,105
Charles T. McCord, III†	24,000	--	--	--	24,000
Kumar Shah	21,000	13,564(10)	--	--	34,564
Warren W. Wilder	45,000	13,564(10)	--	--	58,564

___________________
†          Phillip D. Ashkettle, John F. Gibson and Charles T. McCord, Jr. no longer serve on the Board of Directors.  Mr. Ashkettle resigned from the Board effective August 27, 2008, and Mr. McCord resigned from the Board effective May 9, 2008. Mr. Gibson’s term on the Board ended effective March 11, 2008.  Restricted shares previously awarded to Messrs. Ashkettle, Gibson and McCord were forfeited at the time of the resignation of each director as such awards had not yet vested at the time of the directors’ resignations.

(1)  Employee directors who are named executive officers do not receive any additional compensation for serving on the Board of Directors.  Accordingly, the compensation of Messrs. Knapp and Biro is reflected in the Summary Compensation Table for 2008 on page 26.
(2)       Represents the amount of cash compensation earned in fiscal year 2008 for Board and committee service, including for service as Chairman of the Board or of a committee.
(3)       Represents the dollar amount of restricted share compensation cost recognized for financial statement reporting purposes during fiscal year 2008, based on the fair value, as of the date of grant, of   restricted shares awarded in fiscal year 2008 and prior fiscal years, in accordance with FAS No. 123R.  Non-employee directors did not receive restricted share awards prior to fiscal year 2008 and therefore no restricted share compensation is recognized for financial reporting purposes for prior fiscal years.  The fair value was calculated using the closing market price of the common stock on the date of award.  Assumptions made in the valuation of equity incentive compensation awards are discussed in Note 12 of the Company’s audited financial statements for fiscal year 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 10, 2008.  These amounts reflect the Company’s accounting expense for these restricted share awards, and do not correspond to the actual value that will be recognized by the directors.
(4)       At September 30, 2008, the total number of restricted shares awarded as non-employee director compensation and held by each non-employee director included in the above table was: Mr. Ashkettle, 0; Mr. Barmore, 17,600; Mr. English, 4,300; Mr. Frischkorn, 4,300; Mr. Gaubert, 12,900; Mr. Gibson, 0; Mr. McCord, 0; Mr. Shah, 12,900 and Mr. Wilder, 12,900.  Mr. Kloesel, an employee director, held no restricted shares at September 30, 2008.  For the total number of restricted shares held at September 30, 2008 by employee directors who are also named executive officers (Messrs. Biro and Knapp), refer to the Outstanding Equity Awards at Fiscal Year-End for 2008 Table on page 29.
(5)       Represents the dollar amount of stock option compensation cost recognized for financial statement reporting purposes during fiscal year 2008 based on the fair value, as of the date of grant, of stock options awarded in fiscal year 2008 and prior fiscal years, in accordance with FAS No. 123R. All stock options held by non-employee directors vested prior to fiscal year 2008 and therefore no stock option compensation was recognized for financial reporting purposes with regard to the non-employee directors in fiscal year 2008.  Only Mr. Kloesel, an employee director, held stock options for which stock option compensation was recognized for financial reporting purposes during fiscal year 2008.  The fair value of Mr. Kloesel’s options as of the date of grant was estimated using the Black-Scholes model. Assumptions made in the valuation of equity incentive compensation awards are discussed in Note 12 of the Company’s audited financial statements for fiscal year 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 10, 2008.  These amounts reflect the Company’s accounting expense for these stock option awards, and do not correspond to the actual value that will be recognized by the directors.
(6)       At September 30, 2008, the total number of outstanding stock options awarded during previous fiscal years as non-employee director compensation and held by each non-employee director was: Mr. Ashkettle, 0; Mr. Barmore, 0; Mr. English, 20,000 options; Mr. Frischkorn, 30,000 options; Mr. Gaubert, 0; Mr. Gibson, 0; Mr. McCord, 0; Kumar Shah, 0 and Mr. Wilder, 5,000 options. All stock options held by non-employee directors and referenced in the previous sentence vested prior to fiscal year 2008.  Mr. Kloesel, an employee director, held 7,500 outstanding stock options at September 30, 2008.  For the total number of stock options held at September 30, 2008 by employee directors who are also named executive officers (Messrs. Biro and Knapp), refer to the Outstanding Equity Awards at Fiscal Year-End for 2008 Table on page 29.
(7)       This amount is based on two separate awards of 9,000 restricted shares and 8,600 restricted shares, respectively, awarded on April 1, 2008.  The fair value of each restricted share was $7.01.
(8)       This amount is based on two separate awards on November 18, 2005 totaling 40,000 stock options.  The fair value of each stock option was $1.32.
(9)       This amount is based on an award of 4,300 restricted shares on April 1, 2008.  The fair value of each restricted share was $7.01.
(10)     This amount is based on an award of 12,900 restricted shares on April 1, 2008.  The fair value of each restricted share was $7.01.

(11)      Employee directors do not receive any additional compensation for serving on the Board of Directors.  Mr. Kloesel is an employee of the Company’s Bayshore Industrial division.  He is not, however, an executive officer or named executive officer (as defined herein) of the Company and therefore his compensation is not reflected elsewhere in this Proxy Statement.  Accordingly, his compensation for fiscal year 2008 is presented in this table, which represents the compensation he received in his capacity as an employee of the Company’s Bayshore Industrial division.
(12)      This amount is based on four separate awards on May 3, 2006 totaling 10,000 stock options, an award of 1,800 stock options on January 21, 2005 and an award of 2,100 stock options on May 25, 2005.  The fair value of each of the stock options awarded on May 3, 2006 was $2.72.  The fair value of each of the stock options awarded on January 21, 2005 was $2.38.  The fair value of each of the stock options awarded on May 25, 2005 was $1.36.
(13)      Consists of 401(k) Plan matching contributions of $7,200 and payment of the premium on a life insurance benefit policy for the benefit of Mr. Kloesel of $132.  These payments and contributions were made to or on behalf of Mr. Kloesel pursuant to certain health, welfare and retirement savings benefit plans in which all eligible employees of the Company are entitled to participate.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of our Board of Directors is responsible for developing and making recommendations to the Board with respect to our executive compensation programs.  The Compensation Committee also administers our equity incentive compensation plans.  The members of the Compensation Committee are Messrs. Frischkorn (Chairman), Allspach, English and Wilder, each of whom the Board of Directors has determined to be an independent director, as defined in the listing requirements of the NASDAQ Marketplace Rules.  This discussion and analysis describes the components of our compensation program for our named executive officers and describes the basis on which the compensation determinations for fiscal years 2007 and 2008 were made by the Compensation Committee with respect to such officers.

The Company’s “Executive Leadership Team” (“ELT”) is the group of executives with primary oversight responsibility for the Company’s management and global policies and business strategy.  The ELT currently consists of six individuals:

•	the Chief Executive Officer and President (“CEO”): A. John Knapp, Jr., who was appointed CEO on October 1, 2005.

•
the Chief Financial Officer and Treasurer (“CFO”):  Bradley T. Leuschner, who was appointed CFO effective January 11, 2008 and continues to serve in this position.  Jon C. Biro served as CFO until January 11, 2008, the effective date of his resignation from the Company.

•	the three “Business Unit Presidents,” namely:

o	Stephen E. Barkmann, President of the Company’s Bayshore Industrial division.
o	Derek R. Bristow, President of the Company’s ICO Europe division.
o	Donald E. (“Eric”) Parsons, President of the Company’s ICO Polymers North America division.

•	the General Counsel and Secretary (“GC”): Charlotte Fischer Ewart.

Dario E. Masutti served as President of the Company’s ICO Asia Pacific division and as an ELT member until his resignation on December 31, 2008.  The Company intends to appoint another qualified individual to serve as Business Unit President with oversight responsibility for our Asia Pacific division in the near future.

Our “named executive officers” for fiscal year 2008, as indicated in the Summary Compensation Table for 2008 on page 26, includes Messrs. Knapp, Biro, Leuschner, Barkmann, Bristow and Parsons.

Compensation Philosophy and Objectives

The primary goals of the Compensation Committee with respect to executive compensation are to: (i) attract, motivate and retain strong executive talent; (ii) encourage financial and operational performance by executive management; and (iii) align executive compensation with shareholder value creation.  Each element of executive compensation is designed to fulfill one or more of these goals.  These compensation elements consist of base salary, annual performance compensation and long-term equity incentive compensation, as more specifically described below.  Our named executive officers are also entitled to participate in standard health, welfare and retirement savings plans to the extent available to our other employees.  The Compensation Committee believes that our executive compensation programs are properly balanced to provide appropriate motivation for both the executives in the field and in the corporate office.

Compensation Objectives

Attract, Motivate and Retain.  The Compensation Committee believes that its total executive compensation package payout opportunities serve to attract, motivate and retain strong, talented executive officers, including its named executive officers.  The Compensation Committee believes that the combination of the three key elements of executive compensation serve to motivate and encourage the continued service of our named executive officers.  These three elements are:

•	a base salary that is periodically adjusted to reflect an individual’s management experience and effectiveness over time;

•	incentive compensation in the form of an annual incentive cash bonus tied to specific performance measures and subjective factors, with significant payout potential if targets are achieved; and

•	periodic long-term equity incentive compensation awards of stock options or restricted stock, with vesting schedules designed to promote retention.

The base salary element is designed to provide reasonable, but not excessive, base pay compensation for ongoing efforts, management experience and effectiveness and demonstration of leadership ability.  The annual incentive bonus element is designed to reward annual achievements, and to be commensurate with each named executive officer’s scope of responsibility.  The equity incentive compensation element is intended to reward performance, but also to incentivize longer-term performance and results, and to serve as a retention tool.

Prior to March 2007, stock options were the only form of equity incentive compensation available for awards to our employees, including named executive officers.  In March 2007, our shareholders approved an amendment and restatement of the Company’s Fourth Amended and Restated 1998 Stock Option Plan (now known as the Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan, and hereinafter referred to as the “2007 Employee Plan”) to, among other things, provide for the award of restricted shares.  Following the March 2007 amendment and restatement of the 2007 Employee Plan, equity incentive compensation for named executive officers has been in the form of restricted shares rather than stock options.  For the foreseeable future, the Compensation Committee’s intention is to continue to award restricted shares instead of stock options as equity incentive compensation, in part because restricted share awards result in less dilution to our existing shareholders.

Performance.  The amount of executive compensation for each named executive officer is designed to reflect his continued high performance, including the performance of the business unit or other areas of responsibility of the named executive officer.  The key elements of compensation that are performance-based are:

•	the annual incentive bonus; and

•	equity incentive compensation.

Alignment with Shareholders. The Compensation Committee seeks to directly link a significant portion of executive compensation to the enhancement of shareholder value.  The key elements of executive compensation that align the interests of the named executive officers with those of our shareholders are:

•
equity incentive compensation, which ties a portion of executive compensation directly to shareholder value because the value of these awards depends upon the appreciation of shares of our common stock; and

•
for our U.S.-based employees, including those who are named executive officers, the Company matches employee salary deferrals to our retirement savings plan established pursuant to Internal Revenue Code Section 401(k) up to an amount equal to 4% of the employee’s base salary, which directly links a portion of executive compensation to shareholder value because the Company match is in the form of shares of our common stock.

Implementing the Compensation Objectives

Determining Compensation.  The Compensation Committee reviews the performance of the Company and carefully considers each named executive officer’s performance and scope of responsibility in making decisions about whether to materially increase or decrease an executive’s compensation.  Specific factors affecting compensation decisions for named executive officers include:

•
evaluation of the executive’s performance on strategic initiatives within the executive’s scope of responsibility, as well as the executive’s contributions toward achieving strategic Company-wide objectives;

•	the overall performance of the Company during the fiscal year, considering factors including the Company’s consolidated operating income, return on invested capital and return on equity;

•
with regard to the named executive officers who are Business Unit Presidents, evaluation of performance of the business units under their control against the key financial measurements of operating income, return on invested capital, investment turnover and cash flow from continuing operations;

•	with regard to the CFO, success in controlling corporate expenses; and

•	subjective factors.

In establishing annual performance payout targets for the annual incentive bonus element of compensation, the Compensation Committee considers the Company’s business plan for the fiscal year as well as industry and market factors that may affect performance during the upcoming year.

The Compensation Committee may consider competitive market compensation paid by other companies, but does not attempt to maintain a certain target percentile within a peer group or otherwise rely on such data to determine executive compensation.  The Compensation Committee does not have a specific policy regarding allocation between cash and non-cash compensation, but believes it achieves an appropriate balance between cash payments and equity incentive compensation to meet the objectives of its executive compensation program.

Role of the Executives in Determining Compensation.  The Compensation Committee has final approval authority with regard to all of our named executive officers except the CEO, whose compensation must ultimately be approved by the full Board of Directors. The CEO does provide significant input to the Compensation Committee regarding the compensation of the named executive officers, including his own pay.  The other named executive officers do not play a significant role in their own compensation determinations, other than discussing individual performance objectives with the CEO and the Chairman of the Board.

Role of Compensation Consultants.  Neither the Company nor the Compensation Committee has used the services of any compensation consultants in matters affecting the compensation of named executive officers or directors.

Equity Award Practices.  As noted above, prior to fiscal year 2007, equity incentive compensation was exclusively in the form of stock options, as the Company’s equity incentive compensation plans did not allow for restricted share awards.  In fiscal year 2007, the 2007 Employee Plan was amended to allow for restricted share awards, and equity incentive compensation awarded to our named executive officers in fiscal year 2007 was exclusively in the form of restricted shares.  The Compensation Committee believes that stock options and restricted shares are both excellent tools for long-term compensation and shareholder alignment, but the Committee currently prefers to award restricted shares, in part, because restricted share awards result in less dilution to our existing shareholders.  Therefore, as of fiscal year 2007, it is the Compensation Committee’s informal policy to award restricted shares rather than stock options to employees, including named executive officers, except with regard to employees located in some countries outside the U.S. where tax, accounting or legal considerations warrant otherwise.

The Compensation Committee periodically reviews the status of the Company’s employee and non-employee director equity incentive compensation plans, considering: stock options issued and currently outstanding under the plans; the number of shares currently available for stock-based awards under the plans; the number of stock options recently exercised, forfeited or cancelled; and total potential dilution of the outstanding shares of common stock if all outstanding stock options were exercised and all restricted shares became fully vested.  It is the Compensation Committee’s informal policy that dilution potential not exceed 10% of the total number of our issued and outstanding common shares.

The Compensation Committee does not have a formal policy regarding the number of shares of equity incentive compensation awards it makes on an annual or other basis to named executive officers or other key employees.  The number of shares of equity incentive compensation awards made to a particular ELT member in a given fiscal year has been determined by the Compensation Committee, with input from our CEO, based upon the general view of overall performance of the ELT member, but also with considerable significance given to motivating the employee to focus beyond the current fiscal year, and to serve as a retention tool.  With regard to ELT members who are Business Unit Presidents, the Compensation Committee generally takes into account the intrinsic value of the business unit overseen by such President, including recent accomplishments that are likely to increase the business unit’s intrinsic value (which term is not specifically defined for the Compensation Committee’s purposes or calculated using any particular formula).  When awarding equity incentive compensation to named executive officers and other key employees, the Compensation Committee may take into account the number of equity incentive compensation awards previously awarded to the employee.  Prior to approving awards of equity incentive compensation to employees of the business units, the Compensation Committee will ask each Business Unit President to make recommendations regarding the individuals in his business unit who should receive the awards and the allocations among them, and the CEO may discuss the Business Unit President’s recommendation with the Business Unit President before the recommendation is finally submitted to the Compensation Committee for approval.

For a discussion of the timing of equity incentive compensation awards to our named executive officers or other key employees during the fiscal year, see “Equity (Long-Term) Compensation” on page 16.

The Compensation Committee’s consistent policy when awarding stock options has been to price stock options at the “fair market value” of our shares of common stock on the date of award.  As defined in the 2007 Employee Plan and our other employee equity incentive plans, the “fair market value” of the shares is the closing price of the shares on the NASDAQ Stock Market on the date of the award, or if the shares are not traded on the date of the award, then on the most recent date of trading activity.  Provisions in each of our equity incentive plans prohibit awarding stock options with an exercise price that is lower than the fair market value of the shares on the date of award.  We account for equity incentive compensation, including stock options, in accordance with the requirements of the FAS 123R, which the Company adopted effective October 1, 2005.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (which includes stock options with exercise prices equal to the fair market value of the shares on the date of award).  The Compensation Committee currently believes that the Company should be able to continue to manage its executive compensation program for executive officers so as to preserve the related federal income tax deductions.

Elements Used to Achieve Compensation Objectives

Annual Cash Compensation

Base Salary.  The Compensation Committee has informally established a cap on the base salaries of the ELT members at U.S. $250,000.  If a base salary is paid in foreign currency, then the intention is that the amount paid in foreign currency roughly equals U.S. $250,000 (subject to exchange rate fluctuations).  Currently only Messrs. Knapp, Barkmann and Bristow earn base salaries of or targeted at U.S. $250,000, while the other ELT members have lower base salaries, commensurate with their experience and other factors. The Compensation Committee intends for the base salary of the ELT members, including the named executive officers, to be reasonable, as well as commensurate with experience and responsibilities, but not to be excessive, with the acknowledgement that a significant portion of the annual cash payment to the named executive officers should be based on their annual performance.

Annual Performance Compensation.  We have historically provided the annual incentive bonus to the ELT members, including the named executive officers, in the form of a cash bonus.  As noted above, the ELT consists of the CEO, the CFO, the current Business Unit Presidents and the GC.  Our named executive officers are all ELT members.

Early in each fiscal year, the Compensation Committee establishes a separate annual incentive bonus plan applicable for each of our ELT members.  The annual incentive bonus plan for each ELT member is customized based on the annual budget, the Company’s business, established metrics and targets and strategic initiatives for the business unit or area that is directly supervised by the ELT member, and is designed with the aim of awarding the ELT member based on performance against budget and targets, achieving strategic initiatives and subjective factors. The ELT annual incentive plans for fiscal years 2007 and 2008 applicable to the CEO, however, consist simply of a formula based on the average bonuses awarded to other ELT members pursuant to their respective annual incentive plans, as described more specifically below.

The fiscal year 2008 ELT incentive bonus plans, as originally approved by the Compensation Committee, provided for a bonus payable only in the form of cash.  However, following the end of fiscal year 2008 the Compensation Committee offered each ELT member the option to cancel all or a portion of their respective cash bonus awards in exchange for an equivalent award of restricted shares (calculated based on the fair market value of the shares as of December 15, 2008).  Messrs. Knapp, Barkmann and Leuschner chose to cancel a portion of their fiscal year 2008 cash bonus in exchange for a restricted share award.  The referenced restricted shares vest three years from the date of grant, provided that the executives continue to be employed by the Company as of the vesting date.

The fiscal year 2008 base salaries and annual incentive bonuses paid to our named executive officers are discussed below and shown in the Summary Compensation Table for 2008 on page 26.

Equity (Long-Term) Compensation

Stock Options and Restricted Shares.  As described above, the Compensation Committee awards equity incentive compensation, consisting of longer-term incentives in the form of stock options and restricted shares.  Equity incentive compensation is designed to directly link a significant portion of executive compensation to shareholder value because the value of this form of compensation depends on the appreciation of the shares of our common stock.  Additionally, equity incentive compensation, which is generally awarded with vesting provisions that will result in forfeiture of the award if the employee leaves the Company prior to the end of the vesting period, thereby encourages employee retention.  The Compensation Committee believes that equity incentive compensation is appropriate for the named executive officers, as well as other key employees of the Company and its subsidiaries.

The Compensation Committee’s equity incentive compensation award practices are described in “Equity Award Practices” on page 14.

During fiscal year 2008, a total of 8,000 restricted shares were awarded to employees of the Company and its subsidiaries, of which a total of 6,000 restricted shares were awarded to a named executive officer, as discussed more fully below.  All of the restricted share awards have three-year cliff vesting, meaning that 100% of each award vests on the third anniversary of the date of award.  No stock options were awarded to Company employees (including the named executive officers) in fiscal year 2008.

It should be noted that the lack of a significant number of restricted share awards during fiscal year 2008 is due, in part, to the fact that amendments to the 2007 Employee Plan to allow for restricted share awards did not become effective until the middle of fiscal year 2007, when formal shareholder approval of the amendments was obtained.  Prior to fiscal year 2007, all equity incentive compensation was in the form of stock options.  In early fiscal year 2007, the Compensation Committee informally determined that it would prefer to award equity incentive compensation in the form of restricted shares rather than stock options.  Because shareholder approval was required to amend the 2007 Employee Plan to provide for restricted share awards, the Compensation Committee was unable to make such awards in early fiscal year 2007 when the Committee considered the other elements of the named executive officers’ compensation.  The Compensation Committee approved the first awards of restricted shares in August 2007 (during the eleventh month of fiscal year 2007).  These awards consisted of a total of 211,420 restricted shares awarded to key employees, of which a total of 134,000 restricted shares were awarded to our named executive officers.  Although these awards were made during fiscal year 2007, they were intended by the Committee to serve as a component of the recipients’ compensation packages for both fiscal year 2007 and fiscal year 2008.

Generally the Compensation Committee evaluates executive officer compensation (including base salaries and annual incentive plans) during the later part of the first fiscal quarter.  Following the August 2007 award of restricted shares to key employees described in the previous paragraph, the Committee postponed considering and approving the next round of restricted share awards to key employees until December 15, 2008, which was late in the first quarter of fiscal year 2009.  At this time, the Compensation Committee also considered the base salaries and incentive plan components of the named executive officers’ compensation plans.  As a result of this timing, no restricted share awards to named executive officers occurred during fiscal year 2008.

While the Compensation Committee has no formal commitment to award equity incentive compensation to any employee on an annual basis, the Committee anticipates that restricted share awards may be made to key employees, including our named executive officers, on an annual basis.  In the future, the Compensation Committee anticipates that annual equity incentive compensation awards to key employees will generally be made during the later part of the first fiscal quarter when the Committee reviews the other elements of key employees’ compensation.  However, the Compensation Committee does expect that occasional equity incentive compensation awards may be approved by the Committee other than on the annual basis when it considers broad-based awards.  For example, a one-off award of equity incentive compensation may be approved during the fiscal year when a new key employee joins the Company or an employee is promoted to a key position, or as a retention tool and to recognize performance for employees who have demonstrated exceptional performance during the fiscal year, especially for employees who did not receive a restricted share award earlier in the year at the time when other employees may have received awards.

Retirement Plans – Company Matching

We do not provide retirement benefits to our named executive officers, other than through our standard defined contribution plans to the same extent applicable to all employees.  We maintain several defined contribution plans that cover employees who meet certain eligibility requirements related to age and period of service with the Company. The plan in which an employee is eligible to participate depends upon the subsidiary for which the employee works.  Our U.S. employees who meet certain eligibility requirements may participate in our 401(k) plan, under which the Company matches employee salary deferrals with shares of our common stock.  Many of our foreign plans, including the plan applicable to Mr. Bristow described below, require the Company to match employees’ contributions in cash; however, the Company does not match any employee contributions in foreign plans with common stock.

Messrs. Knapp, Leuschner and Parsons, each of whom are employed by domestic subsidiaries of the Company, are eligible to participate in our 401(k) plan.  Until his resignation on January 11, 2008, Jon C. Biro was employed by a domestic subsidiary of the Company and eligible to participate in our 401(k) plan.  Under the 401(k) plan, the Company makes matching contributions in the form of common stock in an amount equal to a maximum of 4% of a participating employee’s base salary.  The Company’s matching contributions in the 401(k) plan related to fiscal year 2008 salary deferrals were mandatory and vested immediately.  The 401(k) plan also includes a discretionary matching feature pursuant to which we may elect to distribute a share of our profits pro-rata to employees in cash, although we have had no obligation to make a profit sharing contribution in the past, and have not, as of the date of this Proxy Statement, made any commitment to do so in the future.

Other Benefits

We provide our named executive officers with other benefits, as reflected in the “All Other Compensation” column in the Summary Compensation Table for 2008 shown on page 26.  The Compensation Committee believes that these benefits are reasonable.  Most of the benefits are consistent with the Company’s compensation program that applies to all of our employees, including employees who are not executive officers.  The cost of these benefits constitutes a relatively small percentage of each named executive officer’s total compensation.

Compensation for Named Executive Officers in Fiscal Year 2008 and Compensation Arrangements for Fiscal Year 2009

The annual incentive bonus payouts for each of the named executive officers for fiscal year 2008 reflect the Company’s performance in fiscal year 2008 against financial and operational measurements.  A more detailed analysis of our financial and operational performance in fiscal year 2008 is contained in the Management’s Discussion & Analysis section of the Company’s Annual Report on Form 10-K for the fiscal year ended 2008, which was filed with the SEC on December 10, 2008.

Compensation of the Chief Executive Officer

Fiscal Year 2008:  For fiscal year 2008, the three key elements of the compensation for our CEO were:

1.      Base Salary: Mr. Knapp earned a base salary of $250,000.

2.      Fiscal Year 2008 Annual Incentive Bonus:  Mr. Knapp was entitled to be paid a fiscal year 2008 cash bonus, calculated pursuant to his fiscal year 2008 incentive bonus plan.  Mr. Knapp’s annual incentive bonus was calculated based on the average of the fiscal year 2008 annual incentive bonuses paid to the Business Unit Presidents, as follows:

The sum of the annual incentive bonuses paid to the Business Unit Presidents based on fiscal year 2008 performance, in accordance with their respective annual incentive bonus plans divided by:

The sum of the fiscal year 2008 base salaries of Business Unit Presidents multiplied by:

Mr. Knapp’s fiscal year 2008 annual base salary ($250,000)

Mr. Knapp earned $57,661 pursuant to the formula.  As noted above, following the end of fiscal year 2008 the Compensation Committee offered each ELT member the option to cancel all or a portion of their respective cash bonus awards in exchange for an equivalent award of restricted shares (calculated based on the fair market value of the shares as of December 15, 2008).  Mr. Knapp elected to cancel $30,000 of his $57,661 cash bonus in exchange for an award of restricted shares.  Therefore, Mr. Knapp received: (a) a cash bonus of $27,661 and (b) 11,539 restricted shares.  The referenced restricted shares vest on December 15, 2011, and are subject to forfeiture if Mr. Knapp’s employment terminates prior to the end of the three-year vesting period.

3. Restricted Shares:  Mr. Knapp (along with the other ELT members) did not receive a restricted share award during fiscal year 2008.  However, Mr. Knapp was awarded 36,000 restricted shares on August 17, 2007, late in fiscal year 2007. The referenced restricted shares vest on August 17, 2010, and are subject to forfeiture if Mr. Knapp’s employment terminates prior to the end of the three-year vesting period.  While this restricted share award was recognized as an element of Mr. Knapp’s fiscal year 2007 compensation, the Compensation Committee considered it to be an element of Mr. Knapp’s fiscal year 2008 compensation, given the Committee’s philosophy regarding restricted share awards.  Please see the discussion on page 16, under “Equity (Long-Term) Compensation,” regarding the timing of the restricted share awards for fiscal years 2007 and 2008.

Fiscal Year 2009:  For fiscal year 2009, the three key elements of Mr. Knapp’s compensation consist of the following:

1.      Base Salary:  Mr. Knapp will continue to earn a base salary of $250,000.  In light of the Company’s focus on cost control and savings due to the current challenging global economic climate, Mr. Knapp’s base salary has not been increased for fiscal year 2009, consistent with a general freeze on the base salaries of all ELT members and other key management for fiscal year 2009.

2.      Fiscal Year 2009 Annual Incentive Bonus:  Mr. Knapp is entitled to be paid a fiscal year 2009 cash bonus, calculated pursuant to his fiscal year 2009 incentive bonus plan.  Mr. Knapp’s annual incentive bonus will be calculated based on the average of the fiscal year 2009 annual incentive bonuses paid to the ELT members (as adjusted due to the current vacancy in the ELT position of President of the Company’s Asia Pacific division).  The formula is set forth in the Company’s Form 8-K that was filed with the SEC on December 11, 2008, and summarized as follows:

The sum of the annual incentive bonuses paid to the Company’s other
ELT members based on FY 2009 performance,
in accordance with their respective annual incentive bonus plans divided by:

The sum of the fiscal year 2009 base salaries of the Company’s other ELT members multiplied by:

Mr. Knapp’s fiscal year 2009 annual base salary ($250,000)

The Compensation Committee believes that the fiscal year 2009 cash bonus formula, as discussed above, is an appropriate means to incentivize Mr. Knapp to assist the business units and ELT members to achieve their performance targets and strategic initiatives, which efforts should be a primary focus of the CEO.

3.      Restricted Shares:  Mr. Knapp received an award of 30,000 restricted shares on December 15, 2008, on the same date when restricted shares were awarded to other key employees, including the named executive officers.  The referenced restricted shares vest on December 15, 2011, and are subject to forfeiture if Mr. Knapp’s employment terminates prior to the end of the three-year vesting period.  The December 15, 2008 restricted share award to Mr. Knapp (as well as to the other key employees who received awards on that date) was made pursuant to the philosophy described under “Equity (Long-Term) Compensation” on page 16.

Compensation of the Business Unit Presidents who are Named Executive Officers

Fiscal Year 2008:  In fiscal year 2008, the key elements of our Business Unit Presidents’ compensation (including named executive officers Messrs. Barkmann, Bristow and Parsons) were:

1.      Base Salary:  Fiscal year 2008 base salaries paid to our Business Unit Presidents who are also named executive officers were:

•	Stephen E. Barkmann: $250,480;
•	Derek R. Bristow: $257,127; and
•	Eric Parsons: $212,868.

Mr. Bristow’s base salary was set in Euros at €162,800 per year for the first three months of fiscal year 2008, although he was paid in New Zealand dollars in October and November 2007 and in U.S. dollars in December 2007.  For the first three months of fiscal year 2008, Mr. Bristow received the equivalent of U.S. $60,723 in base salary.  From January 1, 2008 to the end of fiscal year 2008, Mr. Bristow’s base salary was set in Australian dollars (AUD) at AUD $286,001 per year and he was paid an aggregate of AUD $214,496, or the equivalent of U.S. $196,404, during this period.  The actual aggregate amount paid to Mr. Bristow as base salary over the course of fiscal year 2008, converted to U.S. Dollars, was $257,127.

During the first quarter of fiscal year 2007, Mr. Parsons was paid, pro-rata, a base salary of U.S. $197,400.  Effective January 1, 2008, Mr. Parsons’ base salary was increased to U.S. $218,000.  The actual aggregate amount paid to Mr. Parsons as base salary over the course of fiscal year 2008 was $212,868.

2.      Fiscal Year 2008 Annual Incentive Bonus:  Pursuant to the Business Unit Presidents’ fiscal year 2008 annual incentive bonus plans, which are filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 23, 2008, Messrs. Barkmann, Bristow and Parsons were eligible to earn a cash bonus of up to 100% of their respective base salaries, depending on actual performance during the 2008 fiscal year against the following key performance measures (weighted as indicated in parenthesis):

•	Business Unit operating income (20%);
•	Business Unit return on invested capital (20%);
•	Business Unit investment turnover (25%);
•	Company consolidated return on equity (15%); and
•	Subjective factors (20%).

Based on performance against the above measures, as more specifically described below, Messrs. Barkmann, Bristow and Parsons were entitled to be paid fiscal year 2008 cash bonuses in the amounts of U.S. $59,970, U.S. $91,294 (AUD $140,825) at the median rate on December 8, 2008), and $49,608, respectively, representing 23.9%, 35.5% and 25.1%, of their respective fiscal year 2008 base salaries.

The Compensation Committee selected the measurements of business unit operating income, business unit return on invested capital, and business unit investment turnover in the Business Unit Presidents’ plans because the Board of Directors is of the opinion that these are key measurements that the Business Unit Presidents should use to evaluate their respective business unit performance, and the Board desires that the Business Unit Presidents stay keenly focused on these metrics throughout the year.  The Committee believes that the Company’s consolidated return on equity should also be a measurement for the Business Unit Presidents’ annual incentive bonus because the Board believes that the success of the Company depends on the collaborative efforts of the Business Unit Presidents despite their geographic differences.  By making a component of the annual incentive bonus to the Business Unit Presidents based on the success of the entire entity, there is an ongoing emphasis on team building, team spirit and contributions between our business units.  Finally, the Compensation Committee believes that a component of the annual incentive bonus should be subjective, based primarily on input from the CEO, who works day-to-day with the Business Unit Presidents and is, therefore, most well-suited to lead the evaluation of subjective performance factors.  Subjective factors may include items such as one Business Unit President’s significant contributions during the fiscal year to the efforts of another Business Unit President’s division’s key initiatives, or, having a negative impact, might consist of acknowledgement that an executive failed to execute a key initiative (not necessarily reflected in the financial results) for the fiscal year at the level of the performance that was expected.

For each measurement, the bonus amount payable is calculated as the result achieved for each measurement (i.e., a 0%, 50% or 100% of base salary payout) multiplied by the weighting percentage, the result of which is then multiplied by the relevant Business Unit President’s base salary.  Results for each measurement falling between the targeted amounts adjust the payout targets by interpolating the percentage of: (i) the result achieved minus the lower threshold divided by (ii) the difference between the higher and lower target multiplied by (iii) the higher payout target percentage.

In the fiscal year 2008 annual incentive bonus plans of the Business Unit Presidents, consolidated return on equity was weighted at 25% of the total potential bonus payout.  The consolidated return on equity targets in the plans were 15%, 20% and 25%, pursuant to which the payout targets were 0%, 50% and 100% (of 25% of each Business Unit President’s base salary), respectively.  The Company achieved a consolidated return on equity of 14.9% in fiscal year 2008, so Messrs. Barkmann, Bristow and Parsons received a 0% payout on that portion of their annual incentive bonus.

For the measurements of business unit operating income, business unit return on invested capital and business unit investment turnover, the weightings were 20%, 20% and 15% of the total potential bonus payout respectively, again with payout targets of 0%, 50% and 100% of base salary (multiplied by the weighting). We are unable to disclose the specific targets and actual results for each business unit because this information would result in competitive harm.  The Committee considered the fiscal year 2008 50% and 100% payout targets on these business unit measurements to be challenging when established.  None of the Business Unit Presidents received a 100% payout on any of the business unit-specific measurements.

The subjective component of each Business Unit President’s incentive plan was weighted at 20% of the total potential bonus payout, again with payout targets of 0%, 50% and 100% of base salary (multiplied by the weighting).  Messrs. Barkmann, Bristow and Parsons received a payout of 80%, 100% and 35% respectively on the subjective portion of their plans.  We are unable to disclose the subjective performance factors as we believe this information would result in competitive harm.

As noted above, following the end of fiscal year 2008, the Compensation Committee offered each ELT member the option to cancel all or a portion of their respective cash bonus awards in exchange for an equivalent award of restricted shares (calculated based on the fair market value of the shares as of the grant date, December 15, 2008).  Mr. Barkmann elected to cancel $37,661 of the $59,970 cash bonus in exchange for an award of restricted shares.  Therefore, Mr. Barkmann received: (a) a cash bonus of $22,309 and (b) 14,485 restricted shares.  The referenced restricted shares vest on December 15, 2011, and are subject to forfeiture if Mr. Barkmann’s employment terminates prior to the end of the three-year vesting period.  Neither Mr. Bristow nor Mr. Parsons elected to cancel any portion of their fiscal year 2008 cash bonuses in exchange for restricted shares.

3.      Restricted Shares: Messrs. Barkmann, Bristow and Parsons (along with the other ELT members) did not receive a restricted share award during fiscal year 2008.  However, on August 13, 2007, which was late in fiscal year 2007, Messrs. Barkmann, Bristow and Parsons received awards of 36,000, 20,000 and 16,000 restricted shares, respectively.  The referenced restricted shares vest on August 13, 2010, and are subject to forfeiture if the employee’s employment terminates prior to the end of the three-year vesting period.  While these restricted share awards were recognized as an element of the named executive officers’ fiscal year 2007 compensation, in theory the Compensation Committee considered the awards to be, to some extent, also an element of fiscal year 2008 compensation, given the Committee’s philosophy regarding restricted share awards.  Please see the discussion on page 16, under “Equity (Long-Term) Compensation,” regarding the timing of the restricted share awards for fiscal years 2007 and 2008.

Fiscal Year 2009:  For fiscal year 2009, the three key elements of the compensation of our Business Unit Presidents who are also named executive officers consist of the following:

    1.      Base Salary: With the exception of Mr. Bristow, the Business Unit Presidents who are also named executive officers will continue to earn the base salaries that they earned as of the end of fiscal year 2008, set forth above, without increases, consistent with a general freeze on the base salaries of all ELT members and other key management for fiscal year 2009, given the Company’s focus on cost control and savings due to the current challenging global economic climate.

Effective January 1, 2009, Mr. Bristow’s base salary changed from AUD $286,001 per annum to U.S. $250,000 per annum, payable in monthly installments, in Australian currency, as more specifically described in the amendment to Mr. Bristow’s employment filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 22, 2009.  This revision to Mr. Bristow’s base salary does not represent a material increase or decrease in the amount paid to Mr. Bristow.

2.      Fiscal Year 2009 Annual Incentive Bonus:  Pursuant to the Business Unit Presidents’ fiscal year 2009 annual incentive bonus plans, which are filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 22, 2009, Messrs. Barkmann, Bristow and Parsons are eligible to earn a cash bonus of up to 100% of their respective base salaries, depending on actual performance during the 2009 fiscal year against the following key performance measures (weighted as indicated in parenthesis):

•	Business Unit operating income (20%);
•	Business Unit return on invested capital (15%);
•	Business Unit investment turnover (10%);
•	Business Unit cash flow from operations (10%);
•	Company consolidated return on equity (25%); and
•	Subjective factors (20%).

With regard to the Business Unit Presidents’ fiscal year 2009 annual incentive bonus plans, the Committee continues to maintain the compensation philosophy described under “Fiscal Year 2008 Annual Incentive Bonus” on page 19.  The performance measures in the 2009 plans are identical to the performance measures in the 2008 plans, with the exception of the addition of one performance measure, business unit cash flow from operations, as the Board desires that the Business Unit Presidents also devote special focus to this measurement, especially given the current economic environment.

3.      Restricted Shares:  On December 15, 2008, Messrs. Barkmann, Bristow and Parsons received awards of 34,000, 36,000 and 20,000 restricted shares, respectively.  The referenced restricted shares vest on December 15, 2011, and are subject to forfeiture if the employee’s employment terminates prior to the end of the three-year vesting period.  The December 15, 2008 restricted share awards to the named executive officers were made pursuant to the philosophy described under “Equity (Long-Term) Compensation” on page 16.

Compensation of the Chief Financial Officer

Jon C. Biro served as our CFO during the first quarter of fiscal year 2008 until his resignation effective January 11, 2008.  During this period, Mr. Biro received a pro rata portion of his annual fiscal year 2008 base salary of $235,000.  Mr. Biro, however, did not receive an annual incentive bonus or equity incentive compensation for fiscal year 2008.  Mr. Biro did receive a restricted share award on August 13, 2007, when the named executive officers and other key employees received restricted share awards (which were intended, in part, to constitute an element of the employees’ fiscal year 2008 compensation package), but Mr. Biro’s restricted shares were forfeited because they had not vested as of his resignation date.

Bradley T. Leuschner was appointed as our CFO effective January 11, 2008 and continues to serve in that position.  The following discussion relates to Mr. Leuschner’s compensation as CFO for fiscal years 2008 and 2009.

Fiscal Year 2008:  In fiscal year 2008, key elements of the compensation of our current CFO, Mr. Leuschner, were:

1.      Base Salary:  During calendar year 2007, prior to his promotion from Chief Accounting Officer to CFO,

Mr. Leuschner earned a base salary of USD $184,000.  Effective January 1, 2008, Mr. Leuschner’s base salary was increased to USD $216,000.

2.      Fiscal Year 2008 Annual Incentive Bonus:  Pursuant to the CFO’s fiscal year 2008 annual incentive bonus plan, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 23, 2008, Mr. Leuschner was eligible to earn a cash bonus of up to 52% of his base salary, depending on actual performance during the 2008 fiscal year against the following key performance measures (weighted as indicated in parenthesis):

•	Corporate Expense (33%);
•	Company consolidated return on equity (33%); and
•	Subjective factors (33%).

Based on performance against the above measures, as more specifically described below, Mr. Leuschner was entitled to be paid a fiscal year 2008 cash bonus in the amount of U.S. $44,194, representing 20.5%, of his fiscal year 2008 base salary.  As noted above, following the end of fiscal year 2008 the Compensation Committee offered each ELT member the option to cancel all or a portion of their respective cash bonus awards in exchange for an equivalent award of restricted shares (calculated based on the fair market value of the shares as of December 15, 2008).  Mr. Leuschner elected to cancel $9,000 of the $44,194 cash bonus in exchange for an award of restricted shares. Therefore, Mr. Leuschner received: (a) a cash bonus of $35,194 and (b) 3,462 restricted shares.  The referenced restricted shares vest on December 15, 2011, and are subject to forfeiture if Mr. Leuschner’s employment terminates prior to the end of the three-year vesting period.

The measurement of corporate expense in the CFO’s plan was selected by the Compensation Committee because the CFO has primary oversight responsibility for corporate office budgeting and expenses, and significant management responsibility at the corporate office, and the CFO’s job responsibilities include focusing on controlling corporate expenses.  The above comments regarding the Compensation Committee’s philosophy for including the Company’s consolidated return on equity and subjective factors in the Business Unit Presidents’ annual incentive bonus plans apply equally to the inclusion of these measurements in the CFO’s plan.

For each measurement, the bonus amount payable is calculated as the result achieved for each measurement (i.e., a 0%, 26% or 52% of base salary payout) multiplied by the weighting percentage, the result of which is then multiplied by the CFO’s base salary.  Results for each measurement falling between the targeted amounts adjust the payout targets by interpolating the percentage of: (i) the result achieved minus the lower threshold divided by (ii) the difference between the higher and lower target multiplied by (iii) the higher payout target percentage.

In the fiscal year 2008 annual incentive bonus plan of the CFO, consolidated return on equity was weighted at 33% of the total potential bonus payout.  As in the 2008 annual incentive plans of our Business Unit Presidents, the consolidated return on equity targets in the CFO’s plan were 15%, 20% and 25%, pursuant to which the payout targets were 0%, 26% and 52% (of 33% of the CFO’s base salary).  The Company achieved a consolidated return on equity of 14.9% in fiscal year 2008, so Mr. Leuschner received a 0% payout on that portion of his annual incentive bonus.

We are unable to disclose the specific targets and actual results related to the Corporate Expense measurement in the CFO’s plan as we believe this information would result in competitive harm.  Based on the actual corporate expenses in fiscal year 2008, Mr. Leuschner received 100% payout on this measurement (i.e. 52% of his base salary multiplied by 33%).

The subjective component of Mr. Leuschner’s annual incentive plan was weighted at 33% of the total potential bonus payout, pursuant to which the payout targets were 0%, 26% and 52% (of 33% of the CFO’s base salary).  Mr. Leuschner received a 19% payout on this measurement (i.e. 10% of his base salary multiplied by 33%).  We are unable to disclose the subjective performance factors in Mr. Leuschner’s plan as we believe this information would result in competitive harm.

3.      Restricted Shares: On August 13, 2007, which was late in fiscal year 2007, when other named executive officers and key employees received restricted share awards, Mr. Leuschner (at that time the Company’s Chief Accounting Officer) received an award of 3,000 restricted shares.  As noted above, the Compensation Committee considered the restricted share awards to key employees made in August 2007 to be an element of compensation for both fiscal year 2007 and fiscal year 2008.  On January 11, 2008, Mr. Leuschner received an additional award of 6,000 restricted shares in connection with his promotion from Chief Accounting Officer to CFO.  Both restricted share awards to Mr. Leuschner described in this paragraph vest on the third anniversary of the date of grant, and are subject to forfeiture if Mr. Leuschner’s employment terminates prior to the end of the three-year vesting period.

Fiscal Year 2009:  For fiscal year 2009, the three key elements of the compensation of the CFO, Mr. Leuschner, will consist of the following:

1.      Base Salary: In light of the Company’s focus on cost control and savings due to the current challenging global economic climate, Mr. Leuschner will continue to earn a base salary of $216,000, without increase.  This is consistent with a general freeze on the base salaries of all ELT members and other key management for fiscal year 2009.

2.      Fiscal Year 2009 Annual Incentive Bonus:  Pursuant to the CFO’s fiscal year 2009 annual incentive bonus plans, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 22, 2009, Mr. Leuschner is eligible to earn a cash bonus of up to 54% of his base salary, depending on actual performance during the 2009 fiscal year against the following key performance measures (weighted as indicated in parenthesis):

•	Corporate Expense (25%);
•	Company consolidated return on equity (25%);
•	Company consolidated cash flow from operations (25%); and
•	Subjective factors (25%).

With regard to the CFO’s fiscal year 2009 annual incentive bonus plan, the Compensation Committee continues to maintain the compensation philosophy described under “Fiscal Year 2008 Annual Incentive Bonus” on page 22.  The performance measures in the 2009 annual incentive bonus plan are identical to the performance measures in the 2008 annual incentive bonus plan, with the exception of the addition of one performance measure, Company consolidated cash flow from operations, as the Board desires that the CFO devote special focus to this measurement, especially given the current economic environment.

3.      Restricted Shares:  On December 15, 2008, Mr. Leuschner received an award of 8,000 restricted shares.  The referenced restricted shares vest on December 15, 2011, and are subject to forfeiture if Mr. Leuschner’s employment terminates prior to the end of the three-year vesting period.  The December 15, 2008 restricted share award to Mr. Leuschner was made pursuant to the philosophy described under “Equity (Long-Term) Compensation” on page 16.

Termination and Change-in-Control Provisions in Equity Plans and Agreements

Employment Agreements

Among the named executive officers, we currently maintain employment agreements with Messrs. Knapp, Leuschner and Bristow.  Messrs. Barkmann and Parsons do not have current employment agreements, and each is an employee at-will.

Mr. Biro resigned as CFO effective January 11, 2008, and Mr. Masutti resigned as the President of our ICO Asia Pacific division effective December 31, 2008.  The resignations of Messrs. Biro and Masutti did not trigger any termination or other enhanced severance payments under their employment agreements, and accordingly, the employment termination and change-in-control provisions in Messrs. Biro and Masutti’s employment agreements are not discussed.

A. John Knapp, Jr.  Pursuant to Mr. Knapp’s October 1, 2005 employment agreement, as amended, Mr. Knapp is an at-will employee, employed for an indefinite term.  If Mr. Knapp’s employment terminates with us for any reason, including without cause, he will be entitled to receive compensation and benefits through the termination date, but no enhanced severance payment.  Mr. Knapp does not have a change-in-control agreement with the Company, nor does his employment agreement contain any change-in-control provisions.

Bradley T. Leuschner.  Mr. Leuschner’s February 28, 2001 employment agreement, as amended, provides for certain payments in the event of the termination of his employment or a change-in-control.

•
Payments for Termination of Employment – If Mr. Leuschner is terminated “for cause,” he will be entitled to a severance payment equal to thirty days pro-rata base salary beyond the date of his termination.  If Mr. Leuschner’s employment is terminated without cause, he will be entitled to compensation equal to his annual base salary beyond the date of his termination.  If Mr. Leuschner resigns, he is not entitled to any additional compensation beyond the date of his resignation.  As defined in Mr. Leuschner’s agreement, termination “for cause” means the termination of Mr. Leuschner’s employment due to personal dishonesty, willful misconduct, failure or inability to perform his stated duties, willful violation of law, rule or similar violation (other than traffic violations or similar offenses), a material breach of his employment agreement that is not remedied within ten days after notification of such breach, his death or a physical or mental disability that renders him fully unable to perform his duties for a period of two months.

•
Payments for Change-in-Control – Mr. Leuschner has the right to certain termination benefits in his employment agreement if certain circumstances occur after a change-in-control, as follows:  If Mr. Leuschner’s employment is terminated within twelve months following a change-in-control, he will be entitled to compensation equal to his then current annual base salary.  In connection with a change-in-control, Mr. Leuschner’s employment is considered terminated when: (i) his employment terminates for any reason other than “for cause” (as defined above); (ii) he is required to relocate outside the Houston, Texas metropolitan area in order to continue his employment and elects to resign rather than relocate; (iii) he is required to commute to a location outside the Houston, Texas metropolitan area and elects to resign rather than so commute; (iv) his annual base salary is materially reduced or any other material benefit of his employment is materially reduced and he elects to resign rather than to continue employment with such compensation and benefits; or (v) there is any material diminution of his job description, job role, responsibilities, and/or scope of position and he elects to resign rather than to continue employment in such position.  As defined in Mr. Leuschner’s agreement, a “change-in-control” (referred to as a “change of control” in the agreement) means any of the following events: (i) a merger, share exchange or consolidation in which the Company will not be the surviving entity (or survives only as a subsidiary of an entity), (ii) the sale or exchange by the Company all or substantially all of its assets to any other person or entity, or (iii) the acquisition of ownership or control (including, without limitation, power to vote) by any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power).

Derek R. Bristow.  Mr. Bristow’s employment agreement (effective as of January 1, 2008) provides for certain payments in the event of the termination of his employment.  His employment agreement does not provide for payments in connection with a change-in-control.

•
Payments for Termination of Employment – Mr. Bristow’s employment agreement expires on September 30, 2012.  In the event that Mr. Bristow’s employment with us is terminated during this term as a result of his death or permanent disability resulting from any accident or incident beyond his control that occurs while he is traveling on Company business or is in the course and scope of employment, or his employment is terminated during the term for any other reason other than “for cause,” he will be entitled to: (i) his pro rata annual base salary through the date of termination of his employment, (ii) his prior fiscal year annual incentive cash bonus to the extent it has been earned and declared to him, and (iii) a severance payment equal to nine months (i.e. 75%) of his annual base salary.  In the event that Mr. Bristow’s employment terminates during the term as a result of his voluntary resignation, termination by the Company “for cause,” or death or permanent disability resulting from circumstances other than those described in the preceding clause, he will be entitled to compensation through the date of termination, and no enhanced severance payment.  As defined in Mr. Bristow’s agreement, termination “for cause” means: (i) an act of dishonesty or fraud in relation to the Company or any Company entity; (ii) a knowing and material violation of the Company’s Code of Business Ethics or any other written policy of the Company or applicable to the Company’s operations; (iii) a knowing and material violation of an applicable law, rule or regulation that exposes the Company to damages or liability (other than for reasonable business purposes); (iv) a material breach of fiduciary duty; or (v) conviction of a felony.

Change-in-Control Provisions in Equity Incentive Compensation Plans

The Company maintains five equity incentive compensation plans.  The change-in-control provisions applicable to each equity incentive compensation plan, if any, are described below:

ICO, Inc. 1994 Stock Option Plan (the “1994 Employee Plan”).  The 1994 Employee Plan contains provisions for accelerated vesting of non-vested stock options when certain change-in-control events occur.  All stock options awarded under this plan have vested, and therefore, the change-in-control provisions under this plan are no longer relevant.

ICO, Inc. First Amended and Restated 1995 Stock Option Plan (the “1995 Employee Plan”).  The 1995 Employee Plan contains provisions for accelerated vesting of non-vested stock options when certain change-in-control events occur.  All stock options awarded under this plan have vested, and therefore, the change-in-control provisions under this plan are no longer relevant.

ICO, Inc. First Amended and Restated 1996 Stock Option Plan (the “1996 Employee Plan”).  The 1996 Employee Plan contains provisions for accelerated vesting of non-vested stock options when certain change-in-control events occur.  The specific change-in-control provisions provide, in pertinent part, as follows:

In the event of a merger or similar transaction in which the Company is not the surviving corporation or in which the outstanding shares of the Company’s common stock are converted into cash, other securities or other property, outstanding stock options awarded under the 1996 Employee Plan that are not exercisable will terminate as of a date fixed by the committee that administers the plan (the Compensation Committee).  Written notice of the date of expiration of the stock options will be provided to each option holder at least twenty days before such expiration date, and option holders will have the right during such period following notice to exercise those stock options exercisable at the time of such notice.  The committee administering the plan, in its sole discretion, may provide that stock options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of the notice.

Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan (the “2007 Employee Plan”).  The 2007 Employee Plan contains provisions for accelerated vesting of non-vested stock options and unvested restricted shares when certain change-in control events occur.  The specific change-in-control provisions provide, in pertinent part, as follows:

In the event that ICO, Inc. shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or transfer substantially all of its assets, or otherwise enter into a transaction pursuant to which ICO, Inc. is not the surviving corporation (other than a corporate restructuring among Company affiliates), or in which the outstanding shares of ICO, Inc. common stock are converted to cash, other securities or other property (any such circumstances referred to in the 2007 Employee Plan as a “Change of Control”) and provision is not made pursuant to the terms of the transaction(s) relating to such Change of Control (the “Transaction”) for the assumption by the surviving, resulting or acquiring corporation of any outstanding category of awards of stock options or restricted shares under the plan, or for the substitution of new awards therefor, with regard for awards for which no provision is made, the following shall apply:

Options.  The committee administering the plan (the Compensation Committee) shall cause written notice of the proposed Transaction to be given to each option holder not more than twenty (20) days prior to the anticipated effective date of the proposed Transaction, and participants’ stock options, unless otherwise provided for under the terms of the option award agreement, shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed Transaction, each participant shall have the right to exercise his or her options to purchase any or all shares of common stock then subject to such options (unless otherwise provided under the terms of the option award agreement), including those, if any, which by reason of other provisions of the plan have not then become available for purchase.  Each participant, by so notifying the Company in writing, may, in exercising his or her options, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the Transaction, in which event such participant need not make payment for the shares to be purchased upon exercise of such option until five days after written notice by the Company to such participant that the Transaction has been consummated.  If the transaction is consummated, each option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of the Transaction.  If the Transaction is abandoned (i) any shares not purchased upon exercise of such options shall continue to be available for purchase in accordance with the other provisions of the plan, and (ii) to the extent that any option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

Restricted Shares.  The committee administering the plan (the Compensation Committee) shall cause written notice of the proposed Transaction to be given to each participant holding restricted shares not more than twenty (20) days prior to the anticipated effective date of the proposed Transaction, and unless provided for under the terms of the restricted share award agreement, all restrictions imposed on restricted shares shall lapse and such restricted shares shall become fully (100%) vested as of a date specified in the notice, which shall not be more than ten (10) days prior to the anticipated effective date of the proposed Transaction.

2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan”).  The Director Plan provides for, among other things, change-in-control provisions identical to those found in the 2007 Employee Plan discussed above.  None of our named executive officers is currently eligible to participate and receive awards under the Director Plan.

As of January 15, 2009, our named executive officers held non-vested stock options to acquire an aggregate total of 109,000 shares of our common stock under the various equity incentive compensation plans described above, and an aggregate total of 274,486 non-vested restricted shares under the 2007 Employee Plan.  Assuming the conditions for a change-in-control were satisfied as of January 15, 2009, the aggregate cash value of such stock options and restricted shares on such date would have been approximately $1,296,183 (based upon the closing price of the common stock of the Company on January 15, 2009).  The referenced aggregate cash value figure does not include the cash value of stock options held by the named executive officers that are vested as of January 15, 2009.

Summary Compensation

The following table provides information about total compensation received for services rendered to the Company by our named executive officers during fiscal year 2008.

Summary Compensation Table for 2008

Name and Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		All Other Compensation ($)(4)		Total ($)
A. John Knapp, Jr., CEO	2008	250,000		--	91,494	4,130	27,661	(5)	19,232	(6)	392,517
Jon C. Biro, CFO†	2008	95,322	(7)	--	--	4,575	--		5,737	(8)	105,634
Stephen E. Barkmann, Pres., Bayshore Industrial	2008	250,480		--	104,856	52,224	22,309	(9)	19,232	(10)	449,101
Eric Parsons, Pres., IPNA	2008	212,868		--	46,603	22,157	49,608		18,624	(11)	349,860
Derek Bristow, Pres., ICO Europe	2008	257,127	(12)	--	58,253	26,794	91,294	(13)	26,264	(14)	459,732
Bradley T. Leuschner, CFO†	2008	207,387	(15)	--	26,274	2,179	35,194	(16)	18,527	(17)	289,561

__________________

†      During fiscal year 2008, Mr. Biro served as CFO from October 1, 2007 to January 11, 2008.  Mr. Leuschner was appointed CFO on January 11, 2008 and continues to serve in that position.

(1)   Represents the dollar amount of restricted share compensation cost recognized for financial statement reporting purposes during fiscal year 2008 based on the fair value, as of the date of grant, of restricted shares awarded in fiscal year 2008 and prior fiscal years, in accordance with FAS No. 123R.  The fair value was calculated using the closing market price of the common stock on the date of award.  Assumptions used in the valuation of equity incentive compensation awards are included in Note 12 of the Company’s audited financial statements for the year ended September 30, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 10, 2008.  See the Grants of Plan-Based Awards Table for 2008 on page 28 for information on restricted share awards made in fiscal year 2008.  These amounts reflect the Company’s accounting expense for these restricted share awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(2)   Represents the dollar amount of stock option compensation cost recognized for financial statement reporting purposes during fiscal year 2008 for the fair value, as of the date of grant, of stock options awarded in fiscal year 2008 and prior fiscal years, in accordance with FAS No. 123R.  The fair value was estimated using the Black-Scholes model.  Assumptions made in the valuation of equity incentive compensation awards are discussed in Note 12 of the Company’s audited financial statements for the year ended September 30, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 10, 2008.  These amounts reflect the Company’s accounting expense for these stock option awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(3)   The amounts reported in this column reflect cash payments earned in fiscal year 2008 by the named executive officers under the Company’s annual incentive bonus plans, which are discussed under “Annual Cash Compensation” on page 15.  Messrs. Barkmann, Knapp and Leuschner elected to cancel a portion of their respective annual incentive bonuses in exchange for an equivalent amount of restricted shares.
(4)   All eligible employees of the Company, including the named executive officers, are entitled to participate in standard health, welfare and retirement savings plans applicable to the subsidiary for which the employee works.  Under these plans, the Company makes certain premium payments and contributions to or on behalf of each of its named executive officers, just as it does for each of its eligible employees.  The amounts set forth in this column include the payments and contributions made to or on behalf of each of the named executive officers during fiscal year 2008.

(5)   Mr. Knapp elected to cancel $30,000 of his $57,661 fiscal year 2008 annual incentive bonus in exchange for 11,539 restricted shares.  The dollar amount of restricted share compensation cost for these restricted shares will be recognized for financial reporting purposes in fiscal year 2009.
(6)   Consists of 401(k) Plan matching contributions valued at $9,000, payment of the premium on a life insurance benefit policy for the benefit of Mr. Knapp of $132 and payment of $10,100 toward the premium on a health insurance policy for the benefit of Mr. Knapp.
(7)   Mr. Biro’s base salary at the beginning of fiscal year 2008 was $250,480.  The actual dollar value paid to Mr. Biro as base salary during fiscal year 2008 and prior to his resignation from the Company on January 11, 2008 was $95,322.
(8)   Consists of 401(k) Plan matching contributions valued at $1,927, payment of the premium on a life insurance benefit policy for the benefit of Mr. Biro of $44 and payment of $3,367 toward the premium on a health insurance policy for the benefit of Mr. Biro.
(9)   Mr. Barkmann elected to cancel $37,661 of his $59,970 fiscal year 2008 annual incentive bonus in exchange for 14,485 restricted shares. The dollar amount of restricted share compensation cost for these restricted shares will be recognized for financial reporting purposes in fiscal year 2009.
(10) Consists of 401(k) Plan matching contributions valued at $9,000, payment of the premium on a life insurance benefit policy for the benefit of Mr. Barkmann of $132 and payment of $10,100 toward the premium on a health insurance policy for the benefit of Mr. Barkmann.
(11) Consists of 401(k) Plan matching contributions valued at $8,392, payment of the premium on a life insurance benefit policy for the benefit of Mr. Parsons of $132 and payment of $10,100 toward the premium on a health insurance policy for the benefit of Mr. Parsons.
(12) Mr. Bristow’s base salary was set at €162,800 for fiscal year 2008, although he was paid in New Zealand dollars (NZD) from October 2007 to November 2007, U.S. dollars in December 2007 and in Australian dollars (AUD) from January 1, 2008 to the end of the fiscal year. The portion of his base salary paid in NZD and AUD has been converted to U.S. dollars as of the date of payment.
(13) Represents AUD $140,825 converted to U.S. dollars at the median rate on December 8, 2008.
(14) Consists of superannuation (retirement) benefits of $17,651 (AUD $19,305 converted to U.S. dollars as of the date of payment), payment of the premium on a life insurance benefit policy for the benefit of Mr. Bristow of $687 (AUD $1,060 converted to U.S. dollars at the median rate on December 8, 2008) and payment of the premium on a health insurance policy for the benefit of Mr. Bristow of $3,466 (AUD $5,346 converted to U.S. dollars at the median rate on December 8, 2008).  Also includes aggregate cash payments totaling $4,460 (consisting of NZD $3,888 converted to U.S. dollars as of the date of payment and a payment of U.S. $1,476) in lieu of superannuation (retirement) benefits that otherwise would have been paid to Mr. Bristow during the time period from October 1, 2007 to December 31, 2007.
(15) Mr. Leuschner’s salary at the beginning of fiscal year 2008 was $184,008.  Effective January 1, 2008, his base salary was increased by $31,992 to $216,000. The actual dollar value of Mr. Leuschner’s base salary for fiscal year 2008 was $207,387.
(16) Mr. Leuschner elected to cancel $9,000 of his $44,194 fiscal year 2008 annual incentive bonus in exchange for 3,462 restricted shares.  The dollar amount of restricted share compensation cost for these restricted shares will be recognized for financial reporting purposes in fiscal year 2009.
(17) Consists of 401(k) Plan matching contributions valued at $8,295, payment of the premium on a life insurance benefit policy for the benefit of Mr. Leuschner of $132 and payment of $10,100 toward the premium on a health insurance policy for the benefit of Mr. Leuschner.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards to our named executive officers during fiscal year 2008.

Grants of Plan-Based Awards for 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(k)	(l)
A. John Knapp, Jr.	--	--	250,000	(2)	--		--	--	--	--	--

Jon C. Biro(3)	--	--	--	(4)	--	(4)	--	--	--	--	--

Stephen E. Barkmann	--	--	125,240	(4)	250,480	(4)	--	--	--	--	--

Derek R. Bristow	--	--	113,028	(4)	226,055	(4)	--	--	--	--	--

Eric Parsons	--	--	109,000	(4)	218,000	(4)	--	--	--	--	--

Bradley T. Leuschner	01/11/2008	--					--	6,000 (5)	--	--	72,840
			56,160	(4)	112,320	(4)
____________________
(1)   Represents the dollar amount of the grant date fair value recognized in accordance with FAS No. 123R for each award of restricted shares to each named executive officer that was awarded during fiscal year 2008.  The fair value of restricted share awards was calculated using the closing market price of the common stock on the date of award.  The fair value of each of the restricted shares awarded to Mr. Leuschner on January 11, 2008 was $12.14.  Assumptions used in the calculation of these amounts are included in footnote 12 of the Company’s audited financial statements for fiscal year 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 10, 2008.
(2)   Represents the maximum fiscal year 2008 annual incentive bonus that potentially could have been earned under Mr. Knapp’s employment agreement during fiscal year 2008, calculated by applying the formula discussed under “Compensation of the Chief Executive Officer” above.  Based on the performance of the Business Unit Presidents, Mr. Knapp’s fiscal year 2008 annual incentive bonus could have ranged from $0 to $250,000.
(3)   Mr. Biro resigned as CFO of the Company on January 11, 2008.  He received no awards under the Company’s equity and non-equity incentive plans during fiscal year 2008.
(4)  Represents the annual incentive bonus that potentially could have been earned during fiscal year 2008 under the Company’s annual incentive bonus plan applicable to the named executive officer based upon the achievement of certain pre-determined performance measures.  Messrs. Barkmann, Bristow and Parsons could have earned, based on performance against established performance measures, between 0% and 100% of their respective base salaries for fiscal year 2008.  Mr. Leuschner could have earned, based on performance against established performance measurements, between 0% and 52% of his fiscal year 2008 base salary.  The annual incentive bonuses earned in fiscal year 2008 have been determined and were paid in December 2008.  The amounts paid are included in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table for 2008 on page 26, and are discussed under “Compensation of the Business Unit Presidents who are Named Executive Officers” on page 19 and “Compensation of the Chief Executive Officer,” on page 18.
(5)   Represents the number of restricted shares awarded to Mr. Leuschner in connection with his promotion to CFO on January 11, 2008.

Outstanding Equity Awards

The following table provides information on the current holdings of stock option and restricted share awards by our named executive officers at September 30, 2008.

Outstanding Equity Awards at Fiscal Year-End for 2008

	Options Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. John Knapp, Jr.	5,000		--	2.05	5/3/2011	36,000	201,960	--	--
	5,000			1.35	3/18/2012
	5,000			1.195	3/3/2013
	5,000			2.32	3/8/2014
	5,000			3.41	3/8/2015
	120,000			2.89	10/3/2012
	120,000			2.40	11/18/2012

Jon C. Biro(1)	--	--	--	--	--	--	--	--	--

Stephen E. Barkmann	16,250		--	5.40	5/3/2013	36,000	201,960	--	--
		32,500 (2)		5.40	5/3/2013
	10,000			2.45	5/25/2015
		10,000 (3)		2.45	5/25/2015
	20,000			2.39	8/9/2014

Eric Parsons	2,000		--	1.45	2/18/2012	36,000	201,960	--	--
	4,000			2.99	1/21/2015
	4,000			2.45	5/25/2015
	4,000			2.45	5/25/2015
	4,000			2.45	5/25/2015
	4,000			2.45	5/25/2005
		4,000 (4)		2.45	5/25/2008
	7,500			5.40	5/3/2013
	7,500			5.40	5/3/2013
		15,000 (5		5.40	5/3/2013

Derek R. Bristow	6,000		--	2.39	8/9/2014	20,000	112,200	--	--
	6,000			2.45	5/25/2015
		6,000 (6)		2.45	5/25/2015
	10,000			4.79	6/15/2013
		20,000 (7)		4.79	6/15/2013

Bradley T. Leuschner	5,000		--	1.45	2/18/2012	9,000	50,490	--	--
	10,000			3.03	12/1/2014
	20,000			2.40	11/18/2015
__________________

(1)   Mr. Biro resigned as CFO of the Company on January 11, 2008.  As of September 30, 2008, Mr. Biro did not hold any outstanding stock options or restricted shares awards.
(2)   The stock options vest ratably over a three-year period commencing on May 3, 2008.
(3)   The stock options vest ratably over a two-year period commencing on May 25, 2008.
(4)   The stock options vest  May 25, 2009.

(5)   The stock options vest ratably over a one-year period commencing on May 3, 2009.
(6)   The stock options vest ratably over a two-year period commencing on May 25, 2008.
(7)   The stock options vest ratably over a three-year period commencing on June 15, 2008.
(8)   Based on the closing market price of $5.61 as of September 30, 2008, the last trading day of September 2008.  All restricted shares will fully vest three years after the date of award.

Option Exercises and Stock Vested

The following table provides information on the stock option and restricted share awards that vested during fiscal year 2008.

                               Option Exercises and Stock Vested During Fiscal Year 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. John Knapp, Jr. (1)	120,000	669,600	--	--
Jon C. Biro (2)	108,000	1,023,565	--	--
Stephen E. Barkmann	--	--	--	--
Derek R. Bristow (3)	22,000	207,203	--	--
Eric Parsons	--	--	--	--
Bradley T. Leuschner (4)	10,000	142,500	--	--

__________________

(1)   Mr. Knapp exercised 120,000 stock options on February 13, 2008, with an exercise price of $2.40 and a market price on the date of exercise of $7.98, and continues to hold the shares resulting from this exercise.
(2)   Mr. Biro exercised 26,500 stock options on December 13, 2007, with an exercise price of $2.40 and market price of $12.85; 15,500 stock options on December 14, 2007, with an exercise price of $2.40 and market price of $13.03; 41,000 stock options on December 14, 2007, with an exercise price of $2.49 and market price of $13.03; 10,000 stock options on February 15, 2008, with an exercise price of 1.27 and market price of $7.58; 10,000 stock options of February 15, 2008, with an exercise price of $1.45 and market price of $7.58; and 5,000 stock options on February 15, 2008, with an exercise price of $2.49 and market price of $7.58.
(3)   Mr. Bristow exercised 6,000 stock options on December 13, 2007, with an exercise price of $2.39 and market price of $12.92; 6,000 stock options on December 13, 2007, with an exercise price of $2.45 and market price of $12.92; and 10,000 stock options on December 13, 2007, with an exercise price of $4.79 and market price of $12.92.
(4)   Mr. Leuschner exercised 10,000 stock options on October 11, 2007, with an exercise price of $1.75 and market price of $16.00.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) off Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
David E. K. Frischkorn, Jr., Chairman Eugene R. Allspach Eric O. English Warren W. Wilder

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Gaubert (Chairman), Barmore, Frischkorn and Shah.  The Board of Directors has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a) of the NASDAQ Marketplace Rules and as set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  In addition, the Board of Directors has determined that Messrs. Gaubert, Frischkorn and Barmore each qualify as an "audit committee financial expert" (as defined in the rules of the SEC).  All current members of the Audit Committee are able to read and understand fundamental financial statements, and none has participated in the preparation of financial statements of the Company or its subsidiaries during the past three years.

The Audit Committee’s responsibilities include the appointment, compensation and retention of the Company’s independent registered public accounting firm, as well as review of the professional services provided by the Company’s independent registered public accounting firm and the independence of such accountants from management of the Company.  The Audit Committee’s responsibilities also include review, appraisal and oversight with regard to: the performance of the Company’s internal audit function; the preparation of the Company’s quarterly and annual financial statements; the Company’s accounting and financial reporting process and internal control system (including oversight with respect to management’s documentation, testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations); and policies and procedures relating to legal compliance and ethics.  The Audit Committee also reviews such other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention.

The Audit Committee’s Charter can be found on the Company’s website located at www.icopolymers.com.  The Charter provides further information regarding the Audit Committee and its authority, responsibility and duties.

During the course of fiscal year 2008, management updated documentation and conducted testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Audit Committee reviewed the progress of the documentation, testing and evaluation, and provided oversight during the process.  The Audit Committee received periodic updates from each of management, internal audit and PricewaterhouseCoopers LLP.  At the conclusion of the process, the Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting and the related attestation report of PricewaterhouseCoopers LLP.  The Audit Committee also discussed with management and the Company’s independent registered public accounting firm certain matters including the Company’s annual and quarterly financial statements; the Company’s financial reporting process and internal control system; the Company’s significant accounting and financial reporting principles, practices and procedures; and such other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as it found appropriate, or as were brought to the Audit Committee’s attention.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, the Audit Committee:

(i)	reviewed and discussed the audited financial statements with the Company’s management, internal audit, and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

(ii)
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) auditing standards, including the matters required to be discussed by SAS 61 (as modified or supplemented);

(iii)
received and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB for independent auditor communications with the Audit Committee concerning independence;

(iv)
discussed with the Company’s management and PricewaterhouseCoopers LLP the process used for the Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and other periodic filings with the SEC; and

(v)	discussed with PricewaterhouseCoopers LLP its independence (including reviewing the non-audit services provided to the Company by PricewaterhouseCoopers LLP).

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permissible non-audit services (including the fees and terms of these services) to be performed for the Company by the independent registered public accounting firm, subject to the requirements of applicable law.  In addition to pre-approving specific services as the needs for such services arise, the Audit Committee has adopted and implemented a formal pre-approval policy with procedures for pre-approving audit and other fees (which procedures are sufficiently detailed as to the particular service such that they do not constitute a delegation of the Audit Committee’s authority to management).  Details regarding the fees paid to PricewaterhouseCoopers LLP for audit services, audit-related services, tax services and all other services in the fiscal year 2008 are set forth under the caption “Appointment of Independent Registered Public Accounting Firm” below.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the SEC.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The independent registered public accounting firm is responsible for expressing an opinion on those financial statements.    Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent registered public accounting firm, and receives the communications described above.  The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.  However, this oversight does not provide the Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

AUDIT COMMITTEE
Daniel R. Gaubert, Chairman
Gregory T. Barmore
David E. K. Frischkorn, Jr.
Kumar Shah

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a written policy that requires that all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are or will be participants be reported to our General Counsel and our Chairman of the Board.  Related party transactions may be consummated or may continue only if the Board of Directors approves or ratifies such transactions.  Our Board of Directors may approve or ratify a related party transaction only (i) if the Board determines that the transaction is conducted on terms and in a manner that does not conflict with the best interests of the Company, and (ii) the transaction is conducted at “arms length,” i.e. in the same manner as the transaction would be with an independent third party.

Warren W. Wilder, a director and member of our Compensation Committee, was appointed in July 2008 as the Managing Director of Titan Chemicals Corp. Bhd., a petrochemical corporation based in Kuala Lumpur, Malaysia (“Titan”).   ICO Polymers (Malaysia) Sdn. Bhd., a subsidiary of our Asia Pacific division (“ICO Malaysia”), maintains an ongoing business relationship with Titan Petchem (M) Sdn. Bhd., a wholly-owned subsidiary of Titan (“Petchem”), pursuant to which ICO Malaysia purchases from Petchem certain resin materials for use in ICO Malaysia’s business.  Petchem currently does not purchase any services or products ICO Malaysia, although such transactions may occur in the future.  The relationship between ICO Malaysia and Petchem has existed since before Mr. Wilder was appointed as Managing Director of Titan in July 2008.  ICO Malaysia does not consider Petchem to be a competitor.

In fiscal year 2008, ICO Malaysia purchased approximately $400,000 worth of resin materials from Petchem. ICO Malaysia expects to purchase a similar amount of materials from Petchem in fiscal year 2009.  Mr. Wilder does not directly participate in any transactions between ICO Malaysia and Petchem nor does he have a direct financial interest in these transactions.  Our Board of Directors has adopted and follows a written policy covering conflicts of interest in circumstances where a director changes jobs or is offered an appointment to the board of directors of another entity.  Our Board of Directors has evaluated the relationship between ICO Malaysia and Petchem and determined that no conflict of interest exists as a result of Mr. Wilder’s concurrent service as a director of our Company and as the Managing Director of Titan.

We know of no other related party transactions in fiscal year 2008.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 15, 2009 by (i) each person who is known by us to own beneficially more than 5% of the common stock, (ii) each director and nominee for director, (iii) each of our named executive officers and other select executive officers and (iv) all directors, director nominees and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned(2)

Principal Shareholder(s)
J. Carlo Cannell	1,409,579	(3)	5.1%

Directors
A. John Knapp, Jr.	1,438,503	(4)	5.2%
Gregory T. Barmore	268,081	(5)	*
David E.K. Frischkorn, Jr.	52,300	(6)	*
Eric O. English	24,300	(7)	*
Daniel R. Gaubert	22,900	(8)	*
Warren W. Wilder	22,900	(9)	*
Eugene R. Allspach	10,900	(10)	*
Max W. Kloesel	65,171	(11)	*
Kumar Shah	12,900	(12)	*

Executive Officers Who Are Not Directors
Stephen E. Barkmann	152,488	(13)	*
Jon C. Biro†	--	(14)	*
Dario E. Masutti†	12,750	(15)	*
Bradley T. Leuschner	72,768	(16)	*
Derek R. Bristow	78,000	(17)	*
D. Eric Parsons	95,827	(18)	*
Charlotte Fischer Ewart	46,750	(19)	*

All directors and executive officers as a group (16 persons)	2,376,538		8.5%

____________

*      Indicates ownership does not exceed 1.0%.
†      Mr. Biro served as Chief Financial Officer of the Company until his resignation on January 11, 2008.  Mr. Masutti served as President of the Company’s ICO Asia Pacific division until his resignation on December 31, 2008.

(1)   The address for each of the Company’s directors and named executive officers is 1811 Bering Drive, Suite 200, Houston, Texas 77057.
(2)   The percentage of shares beneficially owned was calculated based on 27,560,092 shares of common stock outstanding as of January 13, 2009.  The percentage assumes the exercise and retention, by the shareholder named in each row, of all stock options for the purchase of common stock held by such shareholder and exercisable currently or within 60 days.
(3)   The information concerning J. Carlo Cannell is based solely on the information provided in its Schedule 13G filed with the SEC on March 26, 2008.  Anegada Master Fund Limited, Tonga Partners, L.P. and Tristan Partner’s, L.P. own the shares.  Cannell Capital LLC acts as the investment advisor to Anegada Master Fund Limited and is the general partner of and the investment advisor to Tonga Partners, L.P. and Tristan Partner’s, L.P.  J. Carlo Cannell is the sole managing member of Cannel Capital LLC, and is deemed to beneficially own all of the shares. Mr. Cannell’s address is P.O. Box 3459, 240 E. Deloney Avenue, Jackson, Wyoming 83001.
(4)   Includes 25,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the  Director Plan; 240,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 2007 Employee Plan; 269,015 shares held of record by Mr. Knapp, which includes 77,539 shares of restricted common stock; 513,643 shares held of record by an IRA controlled by Mr. Knapp; 2,625 equivalent shares held in the unitized stock fund in the Company’s 401(k) Plan; 10,000 shares held of record by Mr. Knapp’s spouse; 278,655 shares held of record by Andover Group, Inc., of which Mr. Knapp is the President and has voting and investment control; 39,500 shares held of record by Andover Real Estate Service, Inc., of which Mr. Knapp is the President and has voting and investment control; 42,000 shares held of record by the Knapp Children’s Trust, of which Mr. Knapp is a trustee; 10,000 shares held of record by the Lykes Knapp Family Foundation, of which Mr. Knapp has voting and investment control; and 8,065 shares held of record by the Estate of Robert W. Ohnesorge, over which Mr. Knapp has voting control in his capacity as executor of the estate.  Mr. Knapp disclaims beneficial ownership of the 42,000 shares held of record by the Knapp Children’s Trust and the 8,065 shares held of record by the Estate of Robert W. Ohnesorge.
(5)   Includes 17,600 shares of restricted common stock.
(6)   Includes 9,300 shares of common stock held of record by Mr. Frischkorn, which includes 4,300 shares of restricted common stock; 7,000 shares held of record in an IRA controlled by Mr. Frischkorn; 30,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Company’s 1993 Director Plan; 3,000 shares held of record by the 1987 Present Interest Trust for Anne

Eloise Frischkorn, the daughter of Mr. Frischkorn and of which Mr. Frischkorn is the trustee; and 3,000 shares held of record by the 1987 Present Interest Trust for David Frischkorn, III, the son of Mr. Frischkorn and of which Mr. Frischkorn is the trustee.  Mr. Frischkorn disclaims beneficial ownership of any securities held by either of the two referenced trusts.
(7)   Includes 4,300 shares of restricted common stock held of record by Mr. English and 20,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(8)   Consists of 22,900 shares held of record by Mr. Gaubert which include 12,900 restricted shares of common stock.
(9)   Includes 17,900 shares of common stock held of record by Mr. Wilder which include 12,900 shares of restricted common stock and 5,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(10) Consists of 10,900 shares of restricted common stock held of record by Mr. Allspach.
(11) Includes 28,000 shares held of record by Mr. Kloesel, 34,671 equivalent shares of common stock held in the unitized stock fund in the Company’s 401(k) Plan and 2,500 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 2007 Employee Plan.
(12) Consists of 12,900 restricted shares of common stock held of record by Mr. Shah.
(13) Includes 84,485 shares of restricted common stock held of record by Mr. Barkmann, 21,753 equivalent shares of common stock held in the unitized stock fund in the Company’s 401(k) Plan and 46,250 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 2007 Employee Plan.
(14) Based on communications between the Company’s management and Mr. Biro, he holds no shares of the Company’s common stock.
(15) Includes 12,750 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1994 Employee Plan, the 1995 Employee Plan, the 1996 Employee Plan and the 2007 Employee Plan.
(16) Includes 22,592 shares of restricted common stock and 430 shares of common stock held of record by Mr. Leuschner; 35,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1996 Employee Plan and the 2007 Employee Plan; and 15,176 equivalent shares of common stock held in the unitized stock fund in the Company’s 401(k) Plan.
(17) Includes 56,000 shares of restricted common stock held of record by Mr. Bristow and 22,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1996 Employee Plan and the 2007 Employee Plan.
(18) Includes 36,000 shares of restricted common stock held of record by Mr. Parsons; 22,827 equivalent shares of common stock held in the unitized stock fund in Company’s 401(k) Plan; and 37,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1996 Employee Plan and the 2007 Employee Plan.
(19) Includes 13,000 shares held of record by Ms. Ewart, which include 11,000 shares of restricted common stock; 500 shares held of record by Ms. Ewart’s spouse; 13,250 equivalent shares of common stock held in the unitized stock fund in the Company’s 401(k) Plan and 20,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1994 Employee Plan, 1996 Employee Plan and the 2007 Employee Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership of such with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended September 30, 2008, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were timely met, except that on one occasion Gregory Barmore, the Chairman of the Board, did not timely file a Form 4 to report the purchase of shares of common stock.  The transaction was subsequently reported to the SEC on Form 4 on the day following the reporting deadline.  In addition, David E. K. Frischkorn, Jr., a director of the Company, did not timely file a Form 4 to report the purchase of shares of common stock.  The transaction was subsequently reported to the SEC on Form 4 within three weeks of the date of purchase.

PROPOSAL 2

APPROVAL OF INCREASE IN SHARES ISSUABLE UNDER THE
SECOND AMENDED AND RESTATED ICO, INC. 2007 EQUITY INCENTIVE PLAN

 On December 8, 2008, our Board of Directors approved an amendment to the Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan (the “2007 Employee Plan”), increasing the number of shares of common stock issuable under the 2007 Employee Plan by 350,000, from 1,960,000 shares to 2,310,000 shares, and recommended that the 2007 Employee Plan, as so amended, be submitted to our shareholders for approval at the annual meeting.  The 2007 Employee Plan was originally approved by our shareholders at the 1998 annual meeting of shareholders.  The shareholders of the Company subsequently approved the amendment of the 2007 Employee Plan in 2002, 2004, 2005, 2006 and 2007.  The 2007 Employee Plan provides for discretionary awards of stock options (incentive and non-qualified stock options) and restricted shares of common stock to employees of the Company and its subsidiaries, including our named executive officers listed in the Summary Compensation Table for 2008 on page 26.   The termination date of the 2007 Employee

Plan is January 25, 2017.  The only change proposed to be made to the 2007 Employee Plan is the increase in the number of shares issuable under the 2007 Employee Plan from 1,960,000 shares to 2,310,000 shares.

The NASDAQ Marketplace Rules require shareholder approval of the amendment to the 2007 Employee Plan is required because the proposed amendment, if approved, will materially increase the number of shares issuable under the 2007 Employee Plan.  Accordingly, our Board of Directors is seeking the approval of the amendment to the 2007 Employee Plan by the holders of a majority of the outstanding shares of common stock represented at the annual meeting.  Proxies will be voted for or against the proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted FOR the proposal (except in the case of a broker non-vote).

The following summary of the material features of the 2007 Employee Plan, as proposed to be amended, is qualified in its entirety by reference to the copy of the 2007 Employee Plan, as proposed to be amended, filed as Exhibit 10.1 to this Proxy Statement.

Purpose of the Amendment

The Company believes that it has been able to attract, motivate and retain highly qualified individuals to serve as employees of the Company and its subsidiaries, in part, through the use of equity incentive compensation awards.  Equity incentive compensation, in the form of stock options and restricted shares, aligns the interests of the recipient with the interests of our shareholders, and ties a portion of employee compensation directly to shareholder value because the value of such awards depends on the appreciation of the shares of our common stock.  We also believe that the ability to provide equity incentive compensation to our employees is a favorable method for the Company to compensate these individuals for past contributions to the Company’s success, as well as for anticipated contributions in the future.  As of January 15, 2009, stock options to purchase a total of 681,553 shares of common stock were outstanding and 441,326 shares of restricted stock had been awarded under the 2007 Employee Plan.

Our Board of Directors approved this amendment of the 2007 Employee Plan to increase the number of shares of common stock issuable under the 2007 Employee Plan by 350,000 shares in order to maintain the 2007 Employee Plan as a continuing source of long-term incentive compensation to our employees.

Administration

The Compensation Committee of our Board of Directors currently administers the 2007 Employee Plan, has sole authority to select employees to whom equity incentive compensation may be awarded and determines the vesting terms and other terms of the agreements representing such equity incentive compensation awards.

Stock Options

The Compensation Committee may designate stock options awarded under the 2007 Employee Plan as either incentive stock options or non-qualified stock options.  However, the Compensation Committee has followed an informal policy beginning in fiscal year 2006 of designating all stock options awarded under the 2007 Employee Plan as non-qualified stock options.  Stock options may be awarded alone or in addition to restricted share awards, although the Compensation Committee has followed an informal policy beginning in fiscal year 2007 of awarding equity incentive compensation in the form of restricted shares rather than stock options (except to employees residing in certain countries outside of the U.S. where tax or legal considerations warrant otherwise), in part, because restricted share awards result in less dilution to our existing shareholders.

The exercise price of stock options awarded under the 2007 Employee Plan is determined by the Compensation Committee, but the exercise price may not be less than the “fair market value” of our common stock (defined in the 2007 Employee Plan) on the date the stock option is awarded.  No person may receive an incentive stock option if, at the time of grant, such person owns directly or indirectly more than 10% of the total combined voting power of the Company unless the option price is at least 110% of the fair market value of the common stock and such incentive stock option is by its terms not exercisable after the expiration of five years from the date of grant. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first became exercisable by an optionee in any calendar year.  Each stock option expires on the earlier of the termination date specified in the agreement awarding the stock option or the tenth anniversary of the date of the stock option award.  The vesting period for each stock option, if any, is set forth in the agreement awarding such options.  The maximum number of shares of common stock with respect to which an equity incentive compensation award (in any combination of stock options or restricted stock) may be granted to any one employee during each fiscal year is 400,000.  Stock option awards designated as incentive stock options are subject to additional conditions.

Stock options generally are not transferable other than by will or the laws of descent or distribution.  Shares covered by awards of stock options under the 2007 Employee Plan may be issued by the Company from authorized and unissued stock or from shares previously issued and reacquired by the Company.  In the event that previously awarded stock options terminate or expire, new stock options may be awarded covering the same shares of common stock.

Restricted Shares

Restricted shares may be awarded alone or in addition to stock option awards.  Restricted shares awarded under the 2007 Employee Plan are subject to a vesting period and/or certain performance measures designated by the Compensation Committee.  The period of time in which a vesting period and/or a performance measure has not been satisfied is referred to as a “restricted period.”  Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period applicable to each particular award of restricted shares.  The restricted period for each award of restricted shares will be for a period of between one year and ten years, as determined by the Compensation Committee.  Holders of restricted shares have all the rights of a shareholder of the Company; however, in most cases if an employee does not continue to be employed by the Company until the end of the vesting period, or satisfy applicable performance measures, then the employee’s right to the restricted shares shall be forfeited.  Holders may receive dividends on and vote their restricted shares.

Amendment and Termination

Our Board of Directors may amend, suspend or discontinue the 2007 Employee Plan at any time, except that without the approval of the Company’s shareholders the Board may not make any amendment which would (i) change the class of employees eligible under the 2007 Employee Plan, (ii) increase the maximum number of shares of common stock that may be awarded pursuant to the provisions of the 2007 Employee Plan, or (iii) cause the 2007 Employee Plan or any award thereunder to fail to (a) qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, (b) be excluded from the $1 million deduction limitation imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended, or (c) qualify as an “incentive stock option” as defined by Section 422 of the Internal Revenue Code.

Recapitalization and Change-in-control

The 2007 Employee Plan includes customary provisions providing for proportionate adjustments in the number of shares and price per share for each outstanding award of stock options or restricted shares in the event of stock dividends, stock splits and other events.

The 2007 Employee Plan also contains provisions related to changes-in-control (as defined in the 2007 Employee Plan) of the Company.  In the event of a change-in-control of the Company, and the acquiring corporation does not assume the outstanding stock options and restricted shares or substitute new awards therefor or unless otherwise provided for by the Compensation Committee at the time of award, any stock option that is not then vested and exercisable will become fully vested and exercisable and any restrictions on shares of restricted stock will lapse at least ten days prior to the proposed change-in-control.

Tax Effects of Participation in the 2007 Employee Plan

The discussion below summarizes the expected U.S. federal income tax treatment of stock options and restricted shares that may be awarded under the 2007 Employee Plan, as proposed to be amended, under currently applicable laws and regulations.  It is only a summary of the effect of U.S. federal income taxation upon recipients of such awards and the Company with respect to the award and exercise of such awards under the 2007 Employee Plan.  It does not purport to be complete, and does not discuss the tax consequences arising in the context of a recipient’s death or the income tax laws of any municipality, state or foreign county in which the recipient’s income or gain may be taxable.

Incentive Stock Options.  No federal income tax is imposed on an optionee upon the grant or exercise of an incentive stock option.  However, the difference between the exercise price and the fair market value of the shares on the exercise date will be included in the calculation of the optionee’s alternative minimum tax liability, if any.  If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years from the date the option was awarded or within one year after the shares were transferred to the optionee, no income is recognized by the optionee by reason of the exercise of the option, and the difference between the amount realized upon a subsequent disposition of the shares and the option price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the award or exercise of the option or the disposition of the shares so acquired.  If an optionee disposes of shares acquired pursuant to the optionee’s exercise of an incentive stock option prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale, if less) over the stock option price paid for such shares. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee.

Nonqualified Stock Options.  Non-qualified stock options do not qualify for any special federal income tax treatment.  As a general rule, no federal income tax is imposed on the optionee upon the award of a nonqualified stock option, and the Company is not entitled to a tax deduction by reason of such award.  Upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the stock option price paid for such shares, with the Company entitled to a corresponding deduction.

Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (option price plus any ordinary income recognized) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.  However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term or long-term gain.

Restricted Shares.  A recipient generally does not recognize taxable income on the award of restricted shares, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the shares of common stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  Any dividends paid on the restricted shares before the vesting date are also taxable as compensation income upon receipt.

A recipient of restricted shares may elect to recognize income upon the award of restricted shares, rather than when the recipient’s interest is freely transferable or no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of award.  If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) are not treated as compensation.  Instead, these dividends are treated as dividend income.  The recipient will not be entitled to any deduction, if after making this election, he or she forfeits any of the restricted shares.  If restricted shares are forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the shares.  The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.

Withholding.  The Company retains the right to deduct or withhold, or require the recipient to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event resulting under the 2007 Employee Plan.

Change-in-control and Excess Parachute Payments.  The accelerated vesting of stock options or restricted shares upon a change-in-control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended).  Such payments are subject to a 20% excise tax imposed on the participant.  The Company cannot deduct excess parachute payments.

2007 Employee Plan Benefits

Equity-based compensation under the 2007 Employee Plan is awarded at the discretion of the Compensation Committee.  As such, it is not possible for the Company to determine and disclose the amount of future equity incentive compensation that may be awarded to our employees, including our named executive officers and other executives as a whole, if the amendment to the 2007 Employee Plan is approved. Information with respect to equity incentive compensation awarded under the 2007 Employee Plan to the named executive officers for fiscal year 2008 and prior fiscal years is included in the Summary Compensation Table for 2008 on page 26.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE SECOND AMENDED AND RESTATED ICO, INC. 2007 EQUITY INCENTIVE PLAN

PROPOSAL 3

APPROVAL OF INCREASE IN SHARES ISSUABLE UNDER THE 2008 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS OF ICO, INC.

On December 8, 2008, our Board of Directors approved an amendment to the 2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan”), increasing the number of shares of common stock issuable under the Director Plan by 150,000 shares, from 410,000 shares to 560,000 shares, and recommended that the Director Plan, as so amended, be submitted to our shareholders for approval at the annual meeting.  The Director Plan was originally approved by our shareholders at the 1993 annual meeting of shareholders.  The shareholders of the Company subsequently approved the amendment and restatement of the Director Plan in 1996, 1999, 2001, 2005 and 2008.  The Director Plan provides for discretionary awards to non-employee directors of restricted shares of common stock and non-qualified stock options to purchase shares of our common stock.   The termination date of the Director Plan is currently January 23, 2018.  The Director Plan is the only equity incentive compensation plan of the Company that provides for awards to non-employee directors.  The only change proposed to be made to the Director Plan is the increase in shares issuable under the Director Plan from 410,000 shares to 560,000 shares.

The NASDAQ Marketplace Rules require shareholder approval of the amendment to the Director Plan is required because the proposed amendment, if approved by our shareholders, will materially increase the number of shares issuable under the Director Plan.  Accordingly, the Board of Directors is seeking the approval of the amendment to the Director Plan by the holders of a majority of the outstanding shares of common stock represented at the annual meeting.  Proxies will be voted for or against the proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted FOR of the proposal (except in the case of a broker non-vote).

The following summary of the material features of the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the copy of the Director Plan, as proposed to be amended, filed as Exhibit 10.2 to this Proxy Statement.

Purpose of the Amendment

Our Board of Directors believes that it has been able to attract, motivate and retain highly qualified individuals to serve as non-employee members of the Board in part through the use of equity incentive compensation awards.  Equity incentive compensation aligns the interests of the recipients with the interests of our shareholders, and ties a portion of non-employee director compensation directly to shareholder value because the value of such awards depends on the appreciation of the shares of our common stock.  The Board of Directors also believes that the ability to provide equity incentive compensation to non-employee directors is a favorable method to compensate these individuals for past contributions to the Company’s success, as well as for anticipated contributions in the future.  As of January 15, 2009, no stock options were outstanding and 83,700 shares of restricted stock had been awarded under the Director Plan.   Our Board of Directors approved this amendment of the Director Plan to increase the number of shares of common stock issuable thereunder by 150,000 to maintain the Director Plan as a continuing source of long-term compensation to our non-employee directors.

Administration

A committee comprised of the full Board of Directors currently administers the Director Plan, has sole authority to select non-employee directors to whom equity incentive compensation awards may be awarded, and determines the vesting terms and other terms of the agreements representing such equity incentive compensation awards.

Stock Options

Stock options may be awarded alone or in addition to restricted share awards.  Beginning in fiscal year 2008, our Board of Directors has followed an informal policy of awarding equity incentive compensation in the form of restricted stock only, in part because restricted stock awards result in less dilution to our existing shareholders.  All stock options awarded under the Director Plan are non-qualified stock options.  The exercise price of stock options awarded under the Director Plan is determined by our Board of Directors, but the exercise price may not be less than the “fair market value” of the common stock (defined in the Director Plan) on the date the stock option is awarded.  Each stock option expires on the earlier of the termination date specified in the agreement awarding the stock option or the tenth anniversary of the date of the stock option award.  The vesting period for each stock option, if any, is set forth in the agreement awarding such options.  Stock options generally are not transferable other than by will or the laws of descent or distribution.  Shares covered by awards of stock options under the Director Plan may be issued by the Company from authorized and unissued stock or from shares previously issued and reacquired by the Company.  In the event that previously awarded stock options terminate or expire, new stock options may be awarded covering the same shares of common stock.

Restricted Shares

Restricted shares may be awarded alone or in addition to stock option awards.  Restricted shares awarded under the Director Plan are subject to a vesting period and/or certain performance measures designated by our Board of Directors.  The period of time in which a vesting period and/or a performance measure has not been satisfied is referred to as a “restricted period.”  Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period applicable to each particular award of restricted shares.  The restricted period for each award of restricted shares will be for a period of between six months and ten years, as determined by the Board.  Holders of restricted shares have all the rights of a shareholder of the Company; however, in most cases if a non-employee director does not continue to serve as a director of the Company until the end of the vesting period, or satisfy applicable performance measures, then the director’s right to the restricted shares shall be forfeited.  Holders may receive dividends on and vote their restricted shares.

Amendment and Termination

Our Board of Directors may amend, modify, suspend or terminate the Director Plan at any time, except that it may not make any amendment without the approval of the Company’s shareholders which would (i) increase the maximum number of shares of common stock that may be issued pursuant to the provisions of the Director Plan, (ii) increase the benefit accruing to non-employee directors to whom stock options or restricted shares have been awarded or (iii) modify the eligibility requirements for participation in the Director Plan.

Recapitalization and Change-in-control

The Director Plan includes customary provisions providing for proportionate adjustments in the number of shares and exercise price per share for each outstanding award of stock options or restricted shares in the event of stock dividends, stock splits and other events.

The Director Plan also contains provisions related to changes-in-control (as defined in the Director Plan) of the Company.  In the event of a change-in-control of the Company, and the acquiring corporation does not assume the outstanding stock options and restricted shares or substitute new awards therefor or unless otherwise provided for by the Compensation Committee at the time of award, any stock option that is not then vested and exercisable will become fully vested and exercisable and any restrictions on shares of restricted stock will lapse at least ten days prior to the proposed change-in-control.

Tax Effects of Participation in the Director Plan

The discussion below summarizes the expected U.S. federal income tax treatment of stock options and restricted shares that may be awarded under the Director Plan, as proposed to be amended, under currently applicable laws and regulations.  It is only a summary of the effect of U.S. federal income taxation upon recipients of such awards and the Company with respect to the award and exercise of such awards under the Director Plan, as proposed to be amended.  It does not purport to be complete, and does not discuss the tax consequences arising in the context of a recipient’s death or the income tax laws of any municipality, state or foreign county in which the recipient’s income or gain may be taxable.

Stock Options.  Under the Director Plan, only nonqualified stock options may be awarded, which do not qualify for any special federal income tax treatment.  As a general rule, no federal income tax is imposed on the optionee upon the award of a nonqualified stock option, and the Company is not entitled to a tax deduction by reason of such award.  Upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the stock option price paid for such shares, with the Company entitled to a corresponding deduction.

Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (option price plus any ordinary income recognized) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.  However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term or long-term gain.

Restricted Shares.  A recipient generally does not recognize taxable income on the award of restricted shares, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the shares of common stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  Any dividends paid on the restricted shares before the vesting date are also taxable as compensation income upon receipt.

A recipient of restricted shares may elect to recognize income upon the award of restricted shares, rather than when the recipient’s interest is freely transferable or no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of award.  If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) are not treated as compensation.  Instead, these dividends are treated as dividend income.  The recipient will not be entitled to any deduction, if after making this election, he or she forfeits any of the restricted shares.  If restricted shares are forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the shares.  The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.

Withholding.  The Company retains the right to deduct or withhold, or require the recipient to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event resulting under the Director Plan.

Change-in-control and Excess Parachute Payments.  The accelerated vesting of stock options or restricted shares upon a change-in-control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended).  Such payments are subject to a 20% excise tax imposed on the participant.  The Company cannot deduct excess parachute payments.

Director Plan Benefits

Our Board of Directors intends to continue its practice of awarding restricted shares to our newly-elected non-employee directors soon after the date of each annual meeting of shareholders (or on the date when a non-employee director is first elected or appointed if other than at an annual meeting of shareholders).  These periodic restricted share awards and all other grants and awards under the Director Plan will be subject to the discretion of our Board of Directors.  The terms of the fiscal year 2009 restricted share awards have not yet been determined, although it is currently anticipated that periodic restricted share awards will be made to the non-employee director nominees, Messrs. English and Frischkorn, upon their election provided that they are so elected, consistent with the informal policy described under “Equity Incentive Plan for Non-Employee Directors” on page 9.  Information with respect to equity incentive compensation awarded under the Director Plan to non-employee directors for fiscal year 2008 and prior fiscal years is included in the Director Compensation Table for 2008 on page 11.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO AMEND THE 2008 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS OF ICO, INC.

EQUITY PLAN COMPENSATION INFORMATION

The Company currently maintains five equity incentive compensation plans that provide for the award of stock options (although awards currently may only be made under the 2007 Employee Plan and the Director Plan).  Each of these equity incentive compensation plans was approved by our shareholders.  The following table sets forth information as of September 30, 2008 regarding outstanding options and shares available for issuance under our equity incentive compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity incentive compensation plans (excluding securities reflected in column (a)) (c)
Equity incentive compensation plans approved by shareholders	1,013,000	$3.27	445,608
Equity incentive compensation plans not approved by shareholders	--	--	--
Total	1,013,000	$3.27	445,608

PROPOSAL 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year 2009.  At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP.  The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting.  PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1981.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and such representative is expected to be available to respond to appropriate questions at the annual meeting.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm to the Company and its subsidiaries.  The following table sets forth fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years 2007 and 2008:

Fees	2008	2007

Audit Fees(1)	$1,102,000	$1,150,000
Tax Fees(2)	--	2,000
All Other Fees(3)	--	--
Total	$1,102,000	$1,152,000

__________________

(1)   Audit Fees.  Audit fees consist primarily of the audit and quarterly reviews of the financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.  Audit fees also include fees for procedures including information systems reviews and testing performed in order to understand and place reliance on the system of internal control, and procedures to support the independent registered public accounting firm’s report on management’s report on internal controls for financial reporting consistent with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)   Tax Fees.  Tax fees include professional services provided for tax compliance, tax advice, and tax planning.
(3)   All Other Fees.  The Company paid no other fees to PricewaterhouseCoopers LLP in fiscal years 2007 and 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at our 2010 annual meeting of shareholders and included in our related Proxy Statement and form of proxy related to such meeting, such proposals must be submitted to our Corporate Secretary at our principal executive offices not later than September 30, 2009.  Shareholder proposals should be submitted to the Corporate Secretary at:  ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention: Corporate Secretary.

If a shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8 of the Exchange Act, the shareholder must follow the procedures set forth in our Amended and Restated Bylaws, which are filed as Exhibit 3.2 to Form 8-K dated December 3, 2007.  Our Amended and Restated Bylaws provide generally that shareholders who wish to nominate directors or to bring business before an annual meeting must notify us at our principal executive offices and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Therefore, shareholders who wish to nominate directors or to bring business before the 2010 annual meeting of shareholders must notify the Company, in the form required by our Amended and Restated Bylaws, no later than December 9, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports with the SEC.  You may read and copy such reports, statements and other information that is contained in the SEC’s public reference rooms located in Washington, D.C., New York, New York, and Chicago, Illinois.  Please call the SEC at 1 (800) 732-0330 for further information.  The Company’s public filings are also available from commercial document retrieval services and via the SEC’s Internet website located at www.sec.gov.

As allowed by the SEC rules, we can “incorporate by reference” certain information into this Proxy Statement, which means this document can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this document, except for any information that contradicts information contained directly in this document, or in later filed documents incorporated by reference in this Proxy Statement.

This Proxy Statement incorporates by reference the Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which we filed with the SEC on December 10, 2008.  That document contains important information about the Company and its financial condition that is not included in this Proxy Statement.  You may obtain the Form 10-K from the SEC’s website described above, or directly from the Company, without charge, by written request to the Office of the General Counsel, ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057 or by telephone at 1 (713) 351-4100.

If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents.

You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares of common stock at the annual meeting.  We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.  This Proxy Statement is dated January 23, 2009.  You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the annual meeting and does not know of other matters to be presented for action at the annual meeting.  However, if any other matter does properly come before the annual meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting.  Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy, or vote by telephone or the Internet as described above.

By Order of the Board of Directors

/s/ Gregory T. Barmore	/s/ A. John Knapp, Jr.
Gregory T. Barmore	A. John Knapp, Jr.
Chairman of the Board	President and Chief Executive Officer

Houston, Texas
January 23, 2009

Proxy — ICO, INC.

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS – MARCH 9, 2009

The undersigned hereby appoints A. John Knapp, Jr. and Bradley T. Leuschner, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on March 9, 2009 (the “Annual Meeting”), and any adjournment of the Annual Meeting, on the matters specified on the reverse side, and in their discretion with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement for the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN.  IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

Annual Meeting Proxy Card

A. Proposals  — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Eric O. English*	☐	☐	02 – David E.K. Frischkorn, Jr.*	☐	☐	03 – Max W. Kloesel*	☐	☐

*The terms of nominees Eric O. English, David E.K. Frischkorn, Jr. and Max W. Kloesel
are set to expire at the Annual Meeting of Shareholders to be held in 2012.

	For	Against	Abstain
2.  Approval of the amendment to the Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder from1,960,000 to 2,310,000 shares.
	☐	☐	☐
	For	Against	Abstain
3.   Approval of the amendment to the 2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc. to increase the number of shares of common stock issuable thereunder from 410,000 to 560,000 shares.
	☐	☐	☐
	For	Against	Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ICO, Inc. for the fiscal year ending September 30, 2009.	☐	☐	☐

5.   WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS
      WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

B. Non-Voting Items
Change of Address ― Please print new address below.
Meeting Attendance Mark box to the right if You plan to attend the Annual Meeting	☐

C. Authorized Signatures ― This section must be completed for your vote to be counted. ― Date and Sign Below
INSTRUCTIONS:  This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting.  To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appears hereon.  If stock is held jointly, signature should include both names.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

Date (mm/dd/yyyy) ― Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 ― Please keep signature with the box.
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